UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

AVISTA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RELENTLESS ENERGY

2023

2023 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SHAREHOLDER LETTER

March 28, 2023

Dear Fellow Shareholder:

Avista’s 2023 Annual Meeting will be held at 8:15 a.m. Pacific Time on Thursday, May 11, 2023. This year’s Annual Meeting of Shareholders will once again be held in a virtual format only. You will not be able to attend the Annual Meeting in person.

You will be able to participate in the Annual Meeting, vote, and submit your questions and comments during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/AVA2023.

Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy prior to the Annual Meeting by mail, telephone or through the internet as soon as possible, following the instructions printed on your proxy card and/or proxy notice.

As we reflect on 2022, it was another notable year. We have seen the highest inflation in decades and a rapid rise in interest rates and operating costs. During Avista’s Annual Meeting, I look forward to providing an update on Avista’s progress and performance over the past year and highlighting the strategic steps we’re taking to prepare for the future.

The Proxy Statement accompanies the 2022 Annual Report to Shareholders (the “Annual Report”), which contains information about the Company’s performance, including our audited financial statements.

As you’ll see in our Annual Report, this year’s theme of “Relentless Energy” characterizes how we approach every aspect of our business. Time after time, when put to the test, the diligence and determination our employees consistently demonstrate allows Avista to persevere and succeed through challenging times.

This relentless energy drives us forward to deliver on our commitment to all our stakeholders, including you, our valued shareholders.

Thank you for your continued interest in and support of Avista.

Sincerely,

Dennis P. Vermillion

President & Chief Executive Officer

1411 E. Mission Ave.

Spokane, Washington 99202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Avista’s Annual Meeting will be held virtually by live webcast on Thursday, May 11, 2023 at 8:15 a.m. Pacific Time. The purposes of the meeting are to:

(1)	elect eleven directors identified in the accompanying proxy statement to serve until the 2024 Annual Meeting of Shareholders;

(2)

ratify the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Ltd., and their respective affiliates (collectively, “Deloitte”) as the Company’s independent registered public accounting firm for 2023;

(3)	hold an advisory (non-binding) vote on executive compensation;

(4)	hold an advisory (non-binding) vote on the frequency of advisory votes on executive compensation; and

(5)	transact other business that may come before the meeting or any adjournment or postponement thereof.

Shareholders of record may participate in the Annual Meeting by logging in at www.virtualshareholdermeeting.com/AVA2023. Please see page 65 of the proxy statement for additional information regarding participation in the Annual Meeting.

Your vote is very important to us. You can be sure your shares are represented at the meeting if you are a shareholder of record by promptly voting over the internet or by telephone or by returning your completed proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail), or, if your shares are held through an account with a brokerage firm, bank or other nominee, by returning your completed voting instruction card to your broker or nominee. The proxy is solicited by the Board of Directors of Avista Corp.

We cordially invite you to attend the meeting.

By Order of the Board,

Gregory C. Hesler

Senior Vice President, General Counsel, Corporate Secretary and Chief Ethics/Compliance Officer

Spokane, Washington

March 28, 2023

THIS PROXY STATEMENT AND THE 2022 ANNUAL REPORT ARE AVAILABLE ON THE

INTERNET AT HTTP://PROXYVOTE.COM

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Via the Internet Go to www.proxyvote.com and follow the instructions	By Mail Mark, sign, date and return your proxy card in the postage-paid envelope	By Telephone Call 1-800-690-6903	Virtual Live Webcast www.virtualshareholdermeeting. com/AVA2023 to vote during the virtual annual meeting

Important Information About Avista’s Virtual Annual Meeting

Avista Corporation’s (“Avista” or the “Company”) 2023 Annual Meeting of Shareholders (the “Annual Meeting”) will be held virtually, by live webcast. Shareholders of record at the close of business on March 10, 2023, are entitled to participate in the meeting and participants will be able to ask questions, make comments and vote on the matters brought before the meeting. Below are some frequently asked questions regarding our Annual Meeting.

How can I view and participate in the Annual Meeting? To participate, visit www.virtualshareholdermeeting.com/AVA2023 and log in with your 16-digit control number included in your proxy materials.

When can I join the virtual Annual Meeting? You may begin to log in to the meeting platform beginning at 7:45 a.m. Pacific Time on May 11, 2023. The meeting begins at 8:15 a.m. Pacific Time on May 11, 2023.

How can I ask questions and vote? We encourage you to submit your questions and vote in advance by visiting www.proxyvote.com. Shareholders may also vote and submit questions virtually during the meeting (subject to time restrictions). During the meeting, questions can only be submitted in the question box provided in the virtual meeting webcast. To participate in the meeting webcast visit www.virtualshareholdermeeting.com/AVA2023.

What if I lost my 16-digit control number? You will be able to log in as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/AVA2023 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.

What if I experience technical difficulties? Please call (844) 986-0822 (US) or 1 (412) 317-5419 (international) for assistance.

Where can I find additional information? For additional information about how to attend the Annual Meeting, please see “Additional Information” starting on page 65.

A recording of the Annual Meeting will be posted as soon as practical at https://investor.avistacorp.com along with answers to a representative set of any shareholder questions received before and during the Annual Meeting not answered due to time constraints. We also encourage you to read our Annual Report on Form 10-K available at www.proxyvote.com.

Your vote is important to us! Please vote today at www.proxyvote.com.

PROXY SUMMARY

Proxy Summary

Governance Highlights

Our Company is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our investors, employees, customers, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail starting on page 18 and in our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website at https://investor.avistacorp.com/corporate-governance.

DIRECTOR INDEPENDENCE

•  The President/Chief Executive Officer (“CEO”) is the only non-independent director.

•  During 2022, the Board committees (except the Executive Committee and the Finance Committee) were composed exclusively of independent directors.

• The Board is committed to board refreshment. Our Board added five new members in the past five years, five of whom are independent.

BOARD LEADERSHIP

• The positions of Chairman and CEO are separated. • The Company has an independent Vice Chair, selected by the Board.

•  The Vice Chair, in collaboration with the Chairman, helps facilitate and ensure there is open and effective communication between the Board, the Chairman and management. The Vice Chair’s specific duties are set forth starting on page 19.

INDEPENDENT DIRECTOR EXECUTIVE SESSIONS

• The independent directors regularly meet in executive sessions without management.

2023 PROXY STATEMENT	1

PROXY SUMMARY

BOARD OVERSIGHT OF RISK MANAGEMENT

•  The Board and its committees consider enterprise risk in connection with all Company operations including, but not limited to, utility regulatory, operating, climate change, cyber and technology, strategic, external mandates, financial, energy commodity and compliance risks.

• The Board reviews Avista’s systematic approach to identifying, assessing and managing risks faced by the Company.

STOCK OWNERSHIP REQUIREMENTS

•  Independent directors are expected to achieve a minimum investment of five times the minimum equity portion of their retainer in Company common stock and are expected to retain at least that level of investment during their tenure on the Board.

•  Directors and officers are prohibited from engaging in short sales, pledging, or hedging the economic interest in their Company shares.

•  The stock ownership policy for the Company’s executive officers requires executive officers to own shares based on their highest position and salary:

•  Chief Executive Officer — 5 times salary

•  President — 4 times salary

•  Executive Vice President (“EVP”) and Senior Vice Presidents (“SVP”) — 2.5 times salary

•  Vice Presidents (“VP”) — 1 times salary

BOARD PRACTICES

•  The Board regularly assesses its performance through Board, committee and individual director evaluations.

•  Continuing director education is provided during regular Board and committee meetings, including education by outside experts, and by supporting attendance at outside programs.

•  Directors may not stand for election after age 72.

•  The Governance and Corporate Responsibility Committee (“Governance Committee”) leads the full Board in considering Board competencies and refreshment in light of Company strategy.

•  The Board adopted a policy that provides the Board will include candidates with a diversity of ethnicity, race, gender, age, sexual orientation and/or gender identity in the pool for possible Board members.

ACCOUNTABILITY

• The Board proactively adopted Proxy Access for director nominees. • All directors stand for election annually.	• In uncontested elections, directors must be elected by a majority of votes cast.

Environmental, Social and Governance (“ESG”): Building Trust and Accountability

The Company understands its commitment to sustainability, stewardship and corporate citizenship is important, not only to our shareholders, but to our communities and other constituencies. For over 130 years, these commitments have guided us in what we do. We have long been committed to conducting our business in ways that are principled, transparent and accountable, and we recognize the importance of ESG disclosure as a means of making our commitments more transparent. For these reasons, the Board’s Governance Committee caused the Company to pursue an initiative for enhanced ESG disclosure grounded in the Company’s

2

PROXY SUMMARY

commitments to the environment, its employees, its customers and the communities we serve, as well as ethical governance. Information about the Company’s commitments is available on our website at https://investor.avistacorp.com/corporate-responsibility/our-commitment. Material on our website, including information regarding our corporate responsibility commitments and related ESG reports and metrics, is not part of nor intended to be incorporated into this Proxy Statement.

Compensation Highlights — 2022

In 2022, the Compensation and Organization Committee (“Compensation Committee”) established performance goals for the Company based on input from the CEO and aligned the short-term and long-term incentive plans with those goals. Our incentive arrangements allow us to focus on maintaining an attractive financial profile while creating long-term value for shareholders and customers.

As summarized below, the compensation earned by our Named Executive Officers (“NEOs”) in 2022 reflects our corporate performance for the fiscal year.

Our Customer Satisfaction Rating 97% Exceeded Target Payout Metric in 2022	Our Consolidated Earnings Per Share 165% Exceeded Target Payout Metric in 2022	Our Total Shareholder Return 112.5% For 2022 Awards	Our CEO’s pay was 61% Linked to Share Value In 2022

HIGHLIGHTS

The Compensation Committee approved base salary adjustments ranging from 2.6% to 10.0% for our NEOs based on market comparisons, its assessment of individual performance and other factors as discussed in more detail below in the Compensation Discussion and Analysis, beginning on page 33.

In early 2023, our NEOs received a payout for one-third of their restricted stock units (“RSUs”) granted in each of 2020, 2021 and 2022, along with the associated dividend equivalents. These RSUs are time-based, and one-third vest each year over a three-year period.

Consistent with our pay for performance philosophy, performance shares related to Cumulative Earnings Per Share (“CEPS”) granted in 2020 for the 2020-2022 performance period and the associated dividend equivalents were forfeited with no payout because the result was below threshold performance requirements.

Our Consolidated Earnings Per Share performance exceeded target resulting in a 165% payout for this metric. The Customer Satisfaction, Reliability, and Average Response Time metrics also performed above target, although the Cost Per Customer metric was below threshold, resulting in a total annual cash incentive payment of 113.5% of target.

Our Total Shareholder Return (“TSR”) exceeded target performance, which resulted in a final payment of 112.5% of the performance shares related to TSR granted in 2020 for the 2020-2022 performance period and the associated dividend equivalents.

Our CEO’s pay is 28 times higher than our median employee’s pay.

2023 PROXY STATEMENT	3

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1: Election of Directors

What are you voting on?	Shareholders are being asked to elect director nominees for a one-year term. This section includes information about the Board of Directors and each director nominee.

Voting Recommendation:	The Board of Directors unanimously recommends a vote FOR each of the nominees for director and urges beneficial owners, if they are not the record holders, to instruct their brokers or other nominees to vote for each director.

Director Selection Process

The Board is elected by the shareholders to oversee their interests in the long-term overall success of the Company’s business and its financial strength. Our directors have diverse backgrounds and experience and represent a broad spectrum of viewpoints.

The Board has a robust and effective director nomination and evaluation process. The Board has delegated to the Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. The Governance Committee annually reviews with the Board the composition of the Board as a whole and recommends, if necessary, steps to be taken so the Board reflects the appropriate balance of knowledge, experience, competencies and expertise, all in the context of an assessment of the needs of the Board and the Company at the time. In evaluating a director candidate, the Governance Committee considers the knowledge, experience, integrity, business acumen and judgment of that candidate; the potential contribution of that candidate to the diversity of backgrounds, experience and competencies the Board desires to have represented; the willingness of that candidate to consider strategic proposals; and any other criteria established by the Board, as well as any core competencies or technical expertise necessary to staff the Board Committees.

For longer-serving directors, the Governance Committee also considers the tenure of a director and whether the duration of service impairs such director’s independence from management, as demonstrated by the director’s relationship with management and the director’s participation in Board and committee deliberations. Directors must be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

The Board is committed to actively seeking out highly qualified, diverse candidates and including such individuals in each Board candidate pool. The Board considers diversity of experience, skills, background, and viewpoint, as well as diversity in race, ethnicity, gender, age, sexual orientation and/or gender identity when considering individual candidates.

The Board considers the appropriate size of the Board and the needs of the Company with respect to the particular talents and experience of its directors. In evaluating individual director candidates, the Board takes into consideration the criteria set forth in the Company’s Corporate Governance Guidelines (available on the Company’s website at https://investor.avistacorp.com/corporate-governance), including, but not limited to:

•	The qualifications, knowledge, competencies, abilities and executive leadership experience of nominees, as well as work experience at the executive leadership level in his/her field of expertise;

•	Familiarity with the energy/utility industry;

•	Recognition by other leaders as a person of integrity and outstanding professional competence with a proven record of accomplishments;

•	Experience in a regulatory arena;

•	Knowledge of the business of, and/or facilities for, the generation, purchase, transmission and/or distribution of electric energy and/or the purchase, storage and/or distribution of natural gas;

•	Attributes enhancing the diversity and perspective of the Board; and

•	Knowledge of the customers, community and employee base.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board believes it must continue to refresh itself. During the last five years, the Board added five new members, four of whom are independent, as a result of retirements and departures due to professional and personal commitments. The Board consists of directors with a range of experience at policy-making levels in business, government and other areas relevant to the Company’s activities. The average tenure of the current director nominees is 7.5 years and the average age is 59.7.

The Governance Committee identifies nominees by first evaluating the current members of the Board. Current members of the Board with competencies and experience relevant to the Company’s business strategies and who are willing to continue in service are considered for re-nomination. If any member of the Board did not wish to continue in service, or if the Governance Committee decided not to nominate a member for re-election, the Committee would then identify the desired qualifications, competencies, expertise, diversity, abilities and experience of a new nominee considering the criteria set forth above. Current members of the Board are polled for recommendations of individuals meeting the criteria described above. The Governance Committee may also consider candidates recommended by management, employees or others. The Governance Committee may, at its discretion, engage executive search firms to identify qualified and diverse individuals.

Shareholder Recommendations and Nominations of Director Candidates; Proxy Access

The Governance Committee will consider written recommendations for candidates for the Board made by shareholders. Recommendations must include detailed biographical material indicating the qualifications of the candidate for the Board and must include a written statement from the candidate of willingness and availability to serve. The Governance Committee will consider any candidate recommended in good faith by a shareholder. The Governance Committee will evaluate director nominees in the same manner as other candidates are evaluated; as discussed above.

While candidates for director are usually nominated by the Board (after consideration and recommendation by the Governance Committee, as discussed above), shareholders may directly nominate candidates for election as directors. In order to do so, shareholders must follow the procedures set forth in the Company’s Bylaws (“Bylaws”), referred to under “2024 Annual Meeting Information,” on page 68. The Chair of the meeting may refuse to acknowledge any nomination not made in compliance with the Bylaws.

In addition, subject to the satisfaction of additional requirements and conditions, and to the exceptions and limitations set forth in the Bylaws, each registered shareholder (or group of not more than 20 shareholders) who has owned at least 3% of the Company’s outstanding shares of common stock for at least three years, may designate one nominee for election as a director of the Company for inclusion in management’s proxy soliciting materials for each Annual Meeting of Shareholders; provided, however, that management is not required to include a number of such designees greater than 20% of the total number of members of the Board of Directors; and provided, further, the designating shareholder(s) and the designated nominee(s) shall also meet the eligibility and other requirements set forth in the Bylaws.

Current Nominees

Eleven directors are to be elected to hold office for a one-year term, and until a qualified successor is elected. The Company’s Restated Articles of Incorporation and Bylaws provide for up to 11 directors, as specified from time to time by the Board. The Board has fixed the number of directors at 11.

Upon recommendation from the Governance Committee, the Board has nominated Julie A. Bentz, Donald C. Burke, Rebecca A. Klein, Sena M. Kwawu, Scott H. Maw, Scott L. Morris, Jeffry L. Philipps, Heidi B. Stanley, Dennis P. Vermillion and Janet D. Widmann to be re-elected as directors for a one-year term to expire at the Annual Meeting in 2024 and until their successors shall have been elected. Also, upon recommendation of the Governance Committee, the Board has nominated Kevin B. Jacobsen to stand for election at the Annual Meeting for a one-year term to expire at the Annual Meeting in 2024 and until his successor shall have been elected. The nominees have consented to serve as directors, and the Board has no reason to believe any nominee will be unable to serve. If a nominee should become unavailable, your shares will be voted for a Board-approved substitute. The Board concluded all nominees, with the exception of Mr. Vermillion, are independent and all nominees satisfy the various criteria for nomination as directors.

2023 PROXY STATEMENT	5

PROPOSAL 1: ELECTION OF DIRECTORS

Included in each nominee’s biography is an assessment of the specific qualifications, competencies, attributes and experience of such nominee based on the qualifications described above.

100% All director nominees exhibit:	High Integrity A Commitment to Sustainability Knowledge of Corporate Governance Requirements and Practices Leadership Experience	A Commitment to the Long-Term Interests of our Shareholders Strong Business Judgment A Proven Record of Success Innovative Thinking

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PROPOSAL 1: ELECTION OF DIRECTORS

SUMMARY OF BOARD CORE COMPETENCIES

Our director nominees bring a balance of relevant skills to the boardroom, as well as an effective mix of diversity and experience. The following graph sets out a summary of the director nominees’ core competencies:

Environmental
4

Economic Development
6

Entrepreneur/Innovation
6

Regional Business Connections
7

Legal
1

Customer Service
7

Organizational Development/HR
6

Consulting
4

Technology
6

Energy/Commodity Markets
4

Energy/Utility Industry Background
3

M&A
8

Finance/Investment Banking
5

Accounting
7

Financial Expert/CFO
4

Risk Oversight/Risk Management
7

COO
7

CEO of Public or Private Company
7

100% of our directors participate in Board Governance	91% of our directors are independent	45% of our directors added in the last 5 years	59.7 yrs is the average age of our director nominees

2023 PROXY STATEMENT	7

PROPOSAL 1: ELECTION OF DIRECTORS

Except as otherwise indicated, committee membership is as of December 31, 2022.

Age: 58 Tenure: 1 Year Committees: • Environmental • Finance

Julie A. Bentz INDEPENDENT DIRECTOR NOMINEE

Major General (Retired) Bentz is one of the principals of BDR LLC, a tree farm and fish hatchery management company, and the sole principal of HOMR LLC, a national security and leadership consulting firm. She retired in 2019 after a successful 33-year career spanning active, reserve and National Guard commissioned service. She has been a recurring member of the White House National Security Council Staff and Homeland Security Council for the Executive Office of the President. While working at the White House, her roles included Senior Advisor for Emerging Technologies and Director of Strategic Capabilities. She also held numerous roles in the Department of Defense at the Pentagon.

Major General (Retired) Bentz holds a M.S. in National Security Strategy from the National Defense University, a Ph.D. and M.S. in Nuclear Engineering from the University of Missouri, and a B.A. in Radiological Health from Oregon State University.

Board and Philanthropic Service:

•  Chair, External Advisory Board for National Security Programs, Sandia National Laboratory

•  Chair, External Review Committee for Weapons and Complex Integration, Lawrence Livermore National Laboratory

•  Senior Advisor, Santiam Canyon Lionshead and Beachie Creek Wildfires Long Term Recovery Group

•  Member, College of Engineering Dean’s Leadership Council, Oregon State University

Reasons for Nomination:

Ms. Bentz brings to the Board an extensive background in technology and security, both physical and cyber, as well as unique experience serving under three separate United States Presidents on security-related policy matters. Through her service on both the Finance Committee and the Environmental, Technology and Operations Committee, Ms. Bentz provides a unique and valuable perspective on a wide range of issues, including financial matters and investments, as well as issues involving climate change and clean energy transition, technology, and operational safety and security.

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PROPOSAL 1: ELECTION OF DIRECTORS

Age: 62 Tenure: 11 Years Committees: • Audit (Chair) • Governance • Board Vice Chair (effective May 11, 2023)

Donald C. Burke INDEPENDENT DIRECTOR NOMINEE

Mr. Burke serves as an independent director for the Virtus mutual fund complex and the Duff & Phelps closed-end fund complex. Previously, Mr. Burke served as an independent trustee for the Goldman Sachs mutual fund complex. From 2006 to 2010, Mr. Burke served as a trustee for numerous global funds advised by BlackRock, Inc. From 2006 to 2009, he was a managing director of BlackRock and served as the president and CEO of the BlackRock U.S. mutual funds. Mr. Burke joined BlackRock in connection with the merger with Merrill Lynch Investment Managers (“MLIM”), where he was Head of Global Operations and Client Services and also served as the Treasurer and Chief Financial Officer (“CFO”) of the MLIM mutual funds. He started his career in public accounting.

Mr. Burke is a certified public accountant and received a B.S. in Accounting and Economics from the University of Delaware and a M.B.A. in Taxation from Pace University.

Reasons for Nomination:

Mr. Burke brings significant financial and accounting experience to the Board from his years in public accounting and his role as the treasurer and CFO of numerous mutual funds. Through his service as Chair of the Audit Committee and as the designated Audit Committee Financial Expert, Mr. Burke’s background enhances his performance of a critical leadership role in overseeing the integrity of the Company’s financial statements and related controls, compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function and independent auditors. In addition, as a member of the Governance Committee, Mr. Burke provides a unique and valuable perspective on the Company’s corporate governance and ESG programs and activities. As a result of his demonstrated excellence in helping lead the Board, Mr. Burke was selected to serve as Vice Chair of the Board, succeeding Kristianne Blake, who is retiring on May 11, 2023.

Age: 56 Tenure: 0 Years Committees: (effective May 11, 2023) • Audit • Environmental

Kevin B. Jacobsen INDEPENDENT DIRECTOR NOMINEE

Mr. Jacobsen is the Chief Financial Officer of The Clorox Company (NYSE: CLX), a role he has held since 2018. As CFO, Mr. Jacobsen is the senior executive responsible for Clorox’s financial activities, including general accounting, external reporting, financial planning, treasury, tax, and investor relations, as well as oversight of the company’s internal audit function. From 2011 until his appointment as CFO, Mr. Jacobsen served as vice president of financial planning and analysis for Clorox. Prior to that, he served in various roles for Clorox, including as vice president of finance, business development and international; vice president of finance, specialty division; and finance management positions for the Kingsford, Cat Litter and Brazil businesses and the product supply organizations of Clorox. He started his career with Clorox in 1995 after spending five years with General Motors Corporation (NYSE:GM) in various finance and accounting roles.

Board and Philanthropic Service:

•  Member of the Economic Advisory Council, Federal Reserve Bank of San Francisco

Reasons for Nomination:

Mr. Jacobsen brings a deep knowledge of financial and accounting issues to the Board, as well as experience as an executive of a publicly traded company operating in competitive product markets. Mr. Jacobsen’s background and experience will enable him to provide a unique and valuable perspective on the Company’s business and operational risks through his anticipated service on the Environmental, Technology and Operations Committee. In addition, given his broad financial background, Mr. Jacobsen will be a valuable member of the Board’s Audit Committee, where he will provide important oversight over the integrity of the Company’s financial statements and related controls, compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function and independent auditors.

2023 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 58 Tenure: 13 Years Committees: • Compensation • Environmental (Chair)

Rebecca A. Klein INDEPENDENT DIRECTOR NOMINEE

Ms. Klein is the principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas. Over the last 25 years, she has worked in Washington, DC and in Texas in the energy, telecommunications and national security arenas. Ms. Klein’s professional experience includes service with KPMG Consulting (now Deloitte) where she headed the development of the company’s Office of Government Affairs and Industry Relations in Washington, DC. She has served as a commissioner and chair of the Texas Public Utilities Commission and as a Senior Fellow with Georgetown University’s McDonough School of Business. She is a retired Lieutenant Colonel of the Air Force Reserve and a member of the State Bar of Texas.

Ms. Klein holds a B.A. in Human Biology from Stanford University, a M.B.A. from MIT, a M.A. in National Securities Studies from Georgetown University, and a J.D. from St. Mary’s University School of Law in San Antonio, Texas.

Board and Philanthropic Service:

•  Former Board Chair, Lower Colorado River Authority, a public power utility with generation, transmission and water services across central Texas

•  Director, GroupNIRE Renewable Energy Solutions, a company focused on developing energy resources from early stage technologies to commercial deployment

•  Director, Aiqueous, a water software company

•  Director, San Jose Water Group, a holding company with the following subsidiaries: San Jose Water Company in California; Connecticut Water Company, Avon Water Company and Heritage Village Company in Connecticut; Maine Water Company in Maine; and SJWTX, Inc.

•  Founder and Director, Texas Energy Poverty Research Institute

Reasons for Nomination:

Ms. Klein possesses a deep knowledge of the energy industry, energy markets and energy regulation, as well as legal expertise in energy and telecommunications and experience in technology and cybersecurity issues. She provides a unique diversity of background and perspective to the Board generally, but particularly in her role as chair of the Environmental, Technology & Operations Committee, Ms. Klein is able to provide critical leadership around the Company’s business and operational risks, environmental activities and objectives, and its strategies relating physical and cyber security, technology and data governance. Likewise, as a member of the Compensation Committee, Ms. Klein helps provide oversight on executive compensation matters, as well as the Company’s strategies, objectives and performance relating to human capital management, including diversity, equity and inclusion.

10

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 54 Tenure: 2 Years Committees: • Environmental • Finance

Sena M. Kwawu INDEPENDENT DIRECTOR NOMINEE

Mr. Kwawu is an operational and finance leader with more than 25 years of multifunctional experience in high growth and mature public companies across multiple industries. Prior to his exit in 2022, Mr. Kwawu most recently served as the senior vice president of operations of Frontdoor, Inc. (NASDAQ: FTDR), a home services company with services ranging from flexible home service plans to on-demand solutions. Prior to joining Frontdoor, Mr. Kwawu was with Starbucks Corporation (NASDAQ: SBUX), where he was the senior vice president of finance and business operations. He joined Starbucks as the senior vice president of global supply chain finance. His career also includes global leadership roles with State Street Corporation (NYSE: STT), Genworth Financial (NYSE: GNW) and General Electric Company (NYSE: GE). He also holds a patent for a system and method for pool risk assessment for life insurance.

Mr. Kwawu holds a B.B.A. from George Washington University and an M.B.A. from University of Michigan.

Board and Philanthropic Service:

•  Board Member and Chair, VillageReach

•  Board Member and Treasurer, The Executive Leadership Council

Reasons for Nomination:

Mr. Kwawu has extensive background as a public company executive, which includes experience with risk management, supply chain management, finance, banking, mergers and acquisitions, technology and customer service. Mr. Kwawu’s background allows him to bring a diversity of perspective to Board-related matters. Mr. Kwawu’s experience with operational, supply chain and technology issues allow him to provide unique insights and perspective to his service on the Company’s Environmental, Technology & Operations Committee, which oversees the business and operational risks of the Company, the Company’s environmental performance and strategy, employee and public safety, supply chain risk, and physical and cyber security, technology and data management. Likewise, through his service on the Finance Committee, Mr. Kwawu is able to bring his extensive financial background to bear in helping ensure proper oversight of the Company’s strategies, budgets, forecasts and financial plans and programs to enable the Company to meet its short and long-term goals and objectives.

2023 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 55 Tenure: 6 Years Committees: • Compensation (Chair) • Governance

Scott H. Maw INDEPENDENT DIRECTOR NOMINEE

Mr. Maw served as executive vice president and CFO of Starbucks Corporation (NASDAQ: SBUX) from February 2014 until his retirement in November 2018. In that capacity, Mr. Maw was responsible for the company’s Global Finance organization. Prior to that, he served as senior vice president of Corporate Finance of Starbucks where he was responsible for corporate finance, including accounting, tax and treasury. Mr. Maw also had oversight of all financial and securities-related regulatory filings. He joined Starbucks as global controller in 2011.

Prior to joining Starbucks, Mr. Maw served as CFO of SeaBright Insurance Company, a specialty workers’ compensation insurer, from 2010 to 2011. From 2008 to 2010, he served as CFO of the Consumer Banking division of JPMorgan Chase & Co. (NYSE: JPM), having previously held a similar position at Washington Mutual Bank. From 1994 to 2003, he served in various finance leadership positions at General Electric Company, including serving as CFO of GE Insurance Holdings, Inc. in London.

Mr. Maw graduated from Gonzaga University with a B.A. in Accounting.

Board and Philanthropic Service:

•  Board of Trustees, Gonzaga University

•  Director and Audit Committee Chair, Alcon, Inc. (NYSE: ALC), a Swiss medical company specializing in eye care products

•  Lead Independent Director and Audit Committee Chair, Chipotle Mexican Grill, Inc. (NYSE: CMG)

Reasons for Nomination:

Mr. Maw brings more than 30 years of financial experience, including extensive experience as a senior executive of several public companies and deep expertise on financial matters and global business operations, to his service on the Board. Mr. Maw provides critical leadership to the Board through his role as Chair of the Compensation Committee, through which he helps ensure proper executive compensation practices and philosophies, provides oversight over the organizational structure and executive personnel of the Company, and helps ensure proper oversight of the Company’s strategies, objectives and performance relating to human capital management, including diversity, equity and inclusion. Likewise, Mr. Maw’s extensive executive experience allows him to bring a unique and valuable perspective to his service on the Board’s Governance Committee, as well as to the Company’s disclosure of corporate responsibility matters, including environmental, social and governance issues.

12

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 65 Director since: 16 Years Committees: • Chairman of the Board • Executive (Chair) • Finance

Scott L. Morris INDEPENDENT DIRECTOR NOMINEE*

Mr. Morris has been Chairman of the Company since January 2008. From January 2008 to October 1, 2019, he also served as the Company’s CEO. From January 2008 to January 2018, he served as the Company’s President. From May 2006 to December 2007, he served as the Company’s President and Chief Operating Officer (“COO”). Mr. Morris was hired by the Company in 1981 and his experience includes management positions in construction and customer service, as well as management of the Company’s Oregon utility business. He was elected as a vice president in November 2000 and, in February 2002, he was elected as a senior vice president.

Mr. Morris is a graduate of Gonzaga University and received his M.A. in organizational leadership from Gonzaga. He also completed the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management.

Board and Philanthropic Service:

•  Director, McKinstry Co., LLC, a building systems design, operation and maintenance company

•  Director, California Water Service, the largest regulated American water utility west of the Mississippi River and the third largest in the country

•  Director, Iron Horse Acquisitions, a diversity media and entertainment SPAC company

•  Trustee Emeritus, Gonzaga University

•  Board Member, various Spokane nonprofit and economic development Boards

Reasons for Nomination:

Mr. Morris, in his position as Chairman of the Board, leads the overall activities of the Board. He has extensive utility experience, having spent his entire career in the industry. He brings a deep knowledge and understanding of the Company and its subsidiaries, as well as the Company’s overall strategies, activities and objectives, including those relating to operational performance; environmental, social and governance issues; clean energy; employee development, retention and attraction; financial performance; and ethical corporate governance. Through his service on the Finance Committee, Mr. Morris helps ensure adequate oversight of the Company’s financial strategies, budgets, forecasts and financial plans and programs to enable the Company to meet its short and long-term goals and objectives. Mr. Morris also delivers keen insight into the economic, political and cultural characteristics of the Company’s service territories and the Pacific Northwest as a whole.

* Mr. Morris retired as an executive officer of the Company on October 1, 2019, and now meets the independence standards established by the NYSE. Despite Mr. Morris’ independence, the Company continues to maintain an independent Vice Chair on the Board.

2023 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 67 Tenure: 3 Years Committees: • Compensation • Finance

Jeffry L. Philipps INDEPENDENT DIRECTOR NOMINEE

Mr. Philipps was President and CEO of Rosauers Supermarkets, Inc. from July 2000 to August 2021, during which time he oversaw the strategy and all operations of a retail grocery company operating more than 22 retail stores across the Pacific Northwest. Over the span of his career, Mr. Philipps has also played an integral role in the economic vitality of the greater Spokane area and Inland Pacific Northwest region through his leadership roles in a multitude of different regional and national organizations and entities. Mr. Philipps is a member of the Public Library Foundation Citizen Hall of Fame and was named “Retailer of the Year” twice by the Washington Food Industry Association.

Mr. Philipps is a graduate of Carroll College in Helena, Montana, where he earned B.A. degrees in Business, Economics and Accounting.

Board and Philanthropic Service:

•  Chair, Washington Food Industry Association (2012)

•  Chair, United Way of Spokane County Campaigns (2012, 2020)

•  Board Chair (2012-2013) and current Board Member, Greater Spokane Incorporated (GSI)

•  Chair of Life Sciences Spokane, a GSI initiative to develop and support a life and bioscience economy in Spokane, Washington

•  Council President (2015-2017) and current Board Member, Inland NW Council of the Boy Scouts of America

•  Immediate Past Chair and current Board Member, Providence Community Mission Board

•  Board Member, Innovia Foundation

•  Community Advisory Board Member, University of Washington and Gonzaga University Regional Health Partnership

•  Community Advisory Board Member, Washington State University Elson S. Floyd College of Medicine

Reasons for Nomination:

Mr. Philipps brings a long history of leadership, economic development, and innovation to the Board, including more than 20 years of experience as the CEO of a retail grocery company and a background in accounting and finance, mergers and acquisitions, supply chain, organizational development, human resources, economic development, political and regulatory affairs, and consumer retail sales. His extensive background in these areas make him a valuable member of the Compensation Committee of the Board, through which he helps ensure proper alignment of executive compensation and structure, as well as oversight of human capital management and diversity, equity and inclusion issues. Likewise, through his service on the Finance Committee, Mr. Philipps brings his unique and valuable leadership and financial background to bear in helping provide oversight of the Company’s financial strategies and objectives.

14

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 66 Tenure: 17 Years Committees: • Audit • Environmental • Executive

Heidi B. Stanley INDEPENDENT DIRECTOR NOMINEE

Ms. Stanley is co-owner and chair of Empire Bolt & Screw, Inc., a privately-held international distribution company headquartered in Spokane, Washington. Prior to that, Ms. Stanley spent 24 years in the banking industry. She served as CEO and chair of Sterling Savings Bank from January 2009 to October 2009. From January 2008 to December 2008, she served as director, vice chair, president & CEO. From October 2003 to December 2007, she served as director, vice chair and COO. Previously, she held a variety of leadership positions with increasingly higher levels of managerial responsibility. Prior to joining Sterling in 1985, Ms. Stanley worked for IBM in San Francisco, California and Tucson, Arizona. Throughout her career, Ms. Stanley has provided leadership to the greater Spokane area and the Inland Pacific Northwest region through her service on a variety of charitable, education and cultural organizations.

Ms. Stanley graduated from Washington State University with a B.A. in Business Administration.

Board and Philanthropic Service:

•  Director, Forterra, Inc., a for-profit, wholly-owned subsidiary of the Association of Washington Business

•  Founding Member, Greater Spokane Incorporated

•  Former Chair, Association of Washington Business

•  Former Chair, Inland Northwest YMCA

•  Former Board Member, Spokane Symphony

•  Board Member, Washington Policy Center

•  Board Member, various other charitable, education and cultural organizations

Reasons for Nomination:

Ms. Stanley’s varied business experiences provide a diverse business perspective on risk analysis, operations, policy development, mergers and acquisitions, organizational development, board governance and capital markets. In addition, she has a long history of leadership, economic development and community support activities, all of which allow her to provide valuable leadership on clean energy, security and operational matters through her service on the Environmental, Technology & Operations Committee. In addition, through her broad financial background, Ms. Stanley is a valuable member of the Board’s Audit Committee, where she plays an important role in ensuring proper oversight of the integrity of the Company’s financial statements and related controls, compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function and independent auditors. In addition, Ms. Stanley provides deep understanding of the Company’s customer base, as well as economic and political issues throughout the Company’s service territories.

2023 PROXY STATEMENT	15

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 61 Tenure: 5 Years Committees: • President and CEO • Executive

Dennis P. Vermillion NON-INDEPENDENT DIRECTOR NOMINEE

Mr. Vermillion has been president of Avista since January 1, 2018 and CEO since October 1, 2019. In that capacity, he oversees all aspects of the Company’s business. Previously, he served as senior vice president of Avista and president of the Avista Utilities division from 2009 to 2018. He also serves as chairman of the board for Avista subsidiary Alaska Electric Light and Power Company. Mr. Vermillion joined Avista in 1985 and has held various staff and management positions. His experience covers a broad range of activities, including leadership, energy trading and marketing, risk management, scheduling, resource operations, power/transmission contracting, resource planning and coordination, regulatory issues and production cost modeling. Mr. Vermillion served as Vice President of Energy Resources of Avista Utilities and prior to that, as President and COO of Avista Energy from February 2001 until its sale in June 2007.

Mr. Vermillion is a graduate of Washington State University with a B.S. in Electrical Engineering.

Board and Philanthropic Service:

•  Past Chair and current Board member, Western Energy Institute

•  Board member, American Gas Association (AGA)

•  Board member, Edison Electric Institute (EEI)

•  Board member, Washington Roundtable

•  Board member, Greater Spokane Inc.

•  Board Member, Avista Foundation

•  Past Chairman, United Way Spokane County campaign

•  Former Board Member, United Way Spokane County

Reasons for Nomination:

Mr. Vermillion brings extensive utility experience, together with a deep knowledge and understanding of the Company and its subsidiaries, to his service on the Board. He has devoted more than 37 years to the Company and to the energy industry as a whole and has served in a variety of executive leadership positions. He provides critical leadership in the establishment and implementation of the Company’s overall strategies, including its short- and long-term goals around such wide and varied issues as the transition to clean energy; employee development, retention and attraction; diversity, equity and inclusion; safety and security; operational excellence; ethical corporate governance; and financial performance. Mr. Vermillion is also the standard-bearer for the Company’s culture of integrity, which led to the Company’s recognition as one of Ethisphere’s “World’s Most Ethical Companies” in 2019, 2020, 2021, and 2022.

16

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 56 Director since: 9 Years Committees: • Finance (Chair) • Governance

Janet D. Widmann INDEPENDENT DIRECTOR NOMINEE

Ms. Widmann is currently the CEO of Acorn Health, a national provider of services to children with autism. Previously, she served as the president and CEO of Kids Care Dental, a private equity-owned pediatric dental, orthodontic and oral surgery company, retiring in 2021. She has more than 25 years of executive experience in health care service and technology-enabled health care companies, including as executive vice president and chief executive of Blue Shield of California, a national health plan based in San Francisco where she had overall profit and loss responsibility for Blue Shield’s $15 billion in annual revenue and its 3.5 million members. Ms. Widmann began her career at Health Net, eventually serving as the COO of its dental and vision subsidiaries. Ms. Widmann has been consistently named one of the “Most Influential Women in the Bay Area” by the San Francisco Business Journal.

Ms. Widmann holds a B.S. in Health Administration from California State University, Northridge and a M.A. in Health Administration from the University of Southern California.

Board and Philanthropic Service:

•  Former Director, Delta Dental of California

•  Former Executive Chair, Acorn Health

•  Director, Cutera (NASDAQ: CUTR)

•  Member, California Health Professions Education Foundation and Former Board Member, Bay Area Business Council

•  Former Board Member, Versant Health

•  Member, The Committee of 200

•  Member, McKinsey & Company’s Bay Area Women’s Executive Roundtable

•  Member, International Women’s Forum

•  Director, Acorn Health

Reasons for Nomination:

Ms. Widmann brings a strong background of executive leadership and economic development to her service on the Board. Her experience as CEO and COO of private companies includes risk management and oversight, finance and investment banking, mergers and acquisitions, technology and cybersecurity, organizational development and human resources, innovation, economic development and customer service. As the Chair of the Board’s Finance Committee, Ms. Widmann provides critical leadership in the oversight of the Company’s financial strategies, plans, programs, goals and objectives. In addition, she is a valuable member of the Governance Committee, which provides oversight of governance-related issues, as well as to the Company’s disclosure of corporate responsibility matters, including environmental, social and governance issues.

The Board recommends a vote “FOR” all director nominees.

2023 PROXY STATEMENT	17

CORPORATE GOVERNANCE MATTERS

Corporate Governance Matters

Corporate Governance Principles

The Board is responsible for directing the management of the business and affairs of the Company. As such, the Board gives the Company’s executive officers strategic direction and oversees their operation of the Company’s business and their conduct of its affairs, with a view to serving the best interests of the Company and its shareholders and other stakeholders.

The Board has adopted Governance Guidelines to address matters including qualification of directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluation of director and committee performance. The Governance Guidelines are reviewed annually and updated as necessary. The Governance Guidelines, along with the Bylaws, Board Committee Charters, and the Code of Conduct, provide the framework for the governance of the Company.

Board Leadership Structure

The Board does not have a policy as to whether the role of CEO should be separate from the Chairman, nor, if the roles are separate, whether the Chairman should be selected from the independent directors. The Board selects the Chairman in a manner it determines to be in the best interests of the Company and its shareholders. This flexibility has allowed the Board to determine whether the role should be separated based on the individuals and the circumstances existing at that time. The Board believes the Company has been well served by this leadership structure.

Annually, the Board examines its governance practices, including the separation of the positions of the Chairman and the CEO and the independence of the Chairman. The Board believes it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company. Currently, the roles of Chairman and CEO are separated. Mr. Morris, who retired as CEO, effective October 1, 2019, serves as the Chairman of the Board. The Company is led by Mr. Vermillion, who has served as its President since January 1, 2018 and President and CEO since October 1, 2019.

Having retired as CEO effective October 1, 2019, Mr. Morris now meets the independence standards established by the New York Stock Exchange (“NYSE”). Nonetheless, the Company continues to maintain an independent Vice Chair on the Board, with the duties described below.

Duties of the Chairman

The Chairman’s duties include:

•	Chairing all meetings of the Board in a manner that effectively utilizes the Board’s time and which takes full advantage of the skills, expertise and experience each director offers;

•	Working with the Vice Chair and CEO to establish schedules and agendas for Board meetings, with input from other directors and management;

•	Together with the Vice Chair, recommending an agenda to the Board for its approval for each shareholder meeting;

•	Providing input to the Chair of the Governance Committee on new Board member candidates and the selection of the Board committee members;

•	Facilitating and encouraging constructive and useful communication between the Board and management;

•	Providing leadership to the Board in the establishment of positions the Board may take on issues to come before shareholder meetings;

•	Presiding at all shareholder meetings; and

•	With input from the CEO, ensuring the Board is provided with full information on the condition of the Company, its businesses, the risks facing the Company and the environment in which it operates.

18

CORPORATE GOVERNANCE MATTERS

Independent Vice Chair

The Board has also established the position of independent Vice Chair, which was previously designated as independent Lead Director. Kristianne Blake was selected on May 11, 2020, to serve as Lead Director/Vice Chair for a three-year term. Ms. Blake is retiring effective May 11, 2023, and the Board selected Donald Burke to serve as Vice Chair for a three-year term beginning May 11, 2023. The Vice Chair’s duties include:

•	Ensuring there is open and effective communication between the Board, the Chairman and management of Board-related matters;

•	Keeping an open line of communication that provides for dissemination of information to the Board and discussion before actions are finalized;

•	Serving as an independent point of contact for directors, management or shareholders wishing to communicate with the Board other than through the Chairman;

•	Presiding at all meetings at which the Chairman is not present; and

•

Working with the Chairman to set meeting schedules and agendas for the Board meetings, including soliciting input from non-management directors on items for the Board agendas, to ensure appropriate agenda items are included and there is adequate time for discussion of these items.

The Vice Chair is available for communications and consultation with major shareholders. The Company has a mechanism for shareholders and other interested parties to communicate with the Vice Chair and independent directors as a group, or on an individual basis. (See “Communications with Shareholders” on page 22.)

Director Independence

The Board has been, and continues to be, a strong proponent of director independence. It is the policy of the Board that a majority of the directors be independent from management and that the Board not engage in transactions that would conflict with the best interests of the Company’s business.

The Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms:

•	All members of the Board are independent except for Mr. Vermillion.

•	All members of the Board committees are independent, except for Mr. Vermillion who is a member of the Executive Committee.

•	Each Board Committee has a separate independent Chair.

•	All Board committees may seek legal, financial or other expert advice from sources independent from management.

The Board believes this governance structure and these practices ensure strong and independent directors will continue to effectively oversee the Company’s management and key issues related to its long-range business plans, long-range strategic decisions, risks and integrity.

Independence determinations are made on an annual basis at the time the Board approves nominees for election at the next Annual Meeting and, if a director joins the Board between Annual Meetings, at such time. To assist in this determination, the Board adopted Categorical Standards for Independence of Directors (the “Categorical Standards”). As a result of this review, the Board affirmatively determined the directors nominated for election at the Annual Meeting are independent of the Company and its management, with the exception of Mr. Vermillion. Mr. Vermillion is an inside director because of his employment as President and CEO of the Company.

Related Party Transactions

The Board recognizes related party transactions present a heightened risk of conflicts of interest and/or improper valuation of transactions (or the perception thereof) and, therefore, has adopted a written Related Party Transaction Policy, which is followed in connection with all related party transactions involving the Company and specified related persons including directors (including nominees) and executive officers, certain family members and certain shareholders, all as outlined in the applicable rules of the

2023 PROXY STATEMENT	19

CORPORATE GOVERNANCE MATTERS

Securities and Exchange Commission (“SEC”). During its annual review, the Board considered whether there were any transactions or relationships between directors or members of their immediate families (or any entity of which a director or a director’s immediate family member is an executive officer, general partner, or significant equity holder) and members of the Company’s senior management or their affiliates inconsistent with a determination that the director is independent.

In particular, the Board considered the Company and its subsidiaries in the ordinary course of business have, during the last three years, purchased products and services from companies at which some of our directors were officers, board members, or investors during 2022.

SEC rules require the Company to disclose any related party transaction in which the amount involved exceeds $120,000 in the last year. The Governance Committee has determined the Company had no reportable related party transactions for 2022.

Board Meetings

The Board strongly encourages its members to attend all Board and committee meetings and the Annual Meeting. The Board held five meetings in 2022. The attendance at all Board and Committee meetings was 100%, save for one special meeting for which attendance was 91%. All the directors attended the prior year’s Annual Meeting and all directors are planning to attend the upcoming Annual Meeting.

Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting. The Chairman and the Vice Chair collaboratively establish the agenda for each session and also determine which, if any, other individuals, including members of management and independent advisors, should be available for each such meeting.

Board Risk Oversight

The Board plays an active role in the identification of the major risks affecting the Company and the oversight of the Company’s risk management. For organizational purposes, the Board has categorized the various risks facing the Company as follows:

• utility regulatory • operational • climate change • cyber and technology • strategic	• external mandates • financial • energy commodity • compliance

While the Board retains full responsibility for the general oversight of the management of all categories of risk, it has delegated to and allocated among its committees first oversight responsibility regarding specific categories of risk. The allocation of categories of risk to the respective committees is described generally below and is more specifically set forth in the committee charters. While management is responsible for the day-to-day management of risk, appropriate Company officers make periodic reports to the respective committees or, if circumstances so warrant, to the full Board, and respond to specific inquiries made by the committees and/or the Board. Following a risk report to a committee, the chair of that committee reports to the full Board. This process facilitates the coordination of the oversight and management of the various categories of risk, particularly for the interrelationships among various risks.

See Item 1A — “Risk Factors” and Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Enterprise Risk Management” in the Annual Report for discussions of the various risks within the general categories listed above and the Company’s risk management processes and procedures.

20

CORPORATE GOVERNANCE MATTERS

CEO Succession Plan

Succession plans for our CEO and other officers are an important part of the Company’s long-term success, and the Company has a succession-planning process reflecting the Company’s long-term business strategy. The Compensation Committee conducts an annual review of the succession plans for our CEO and other executives of the Company and receives quarterly updates on the plans. Our CEO and the Compensation Committee review those succession plans annually with the full Board. The succession plans reflect the Board’s belief the Company should regularly identify internal candidates for the CEO and other executive positions and it should develop those candidates for consideration when a transition is planned or necessary. Accordingly, management identifies internal candidates in various phases of development and implements development plans to assure the candidates’ readiness. Those development plans identify the candidates’ strengths and developmental opportunities, and the Compensation Committee receives periodic updates and regularly reviews the candidates’ progress. In addition to internal development pools, to assure selection of the best candidate(s), the Company may recruit externally if such approach would better suit the Company’s strategic needs. The Compensation Committee believes the Company’s succession planning process provides a good structure to assure the Company will have qualified successors for its executive officers.

The Board has adopted a Contingency CEO Succession Plan to outline the procedures for the temporary appointment of an interim CEO to avoid a vacancy in leadership that may occur because of an absence event due to death, illness, disability, or sudden departure of our CEO.

Board and Committee Evaluations

The Board conducts an annual assessment of its performance and effectiveness. The process is coordinated by the Board Chair and the Chair of the Governance Committee and is proctored through written assessments completed by each director. Areas of inquiry include, among other things, the following:

•	Overall Board performance and areas of focus including strategic and business issues, challenges and opportunities;

•	Succession planning;

•	Board Committee structure and composition;

•	Board culture;

•	Board composition;

•	Management performance, including quality of materials, provided to the directors; and

•	Board meeting logistics.

Each Board Committee also conducts an annual assessment of its performance and effectiveness through written assessments completed by each committee member. Areas of inquiry include, among other things, the following:

•	The sufficiency of their Charters;

•	Whether committee members possess the right skills and experience or whether additional education or training is required;

•	Whether there are sufficient meetings covering the right topics; and

•	Whether meeting materials are effective.

Individual Director Assessments

Annually, the Board Chair conducts an objective assessment of the quality of each Board member, considering such factors as attendance, participation, engagement with other Board members, and any other factors deemed appropriate. This process includes a discussion between the Board Chair and the Chairs of each Board Committee, as well as individual interviews of each director. The process provides an opportunity for input on individual director performance, as well as practical input from each director on what the Board should continue doing, start doing and stop doing. The information gathered through the assessment process is reviewed by the Governance Committee and considered in its recommendation of Board members to stand for election each year.

A summary of all committee assessment results is provided to the Governance Committee and the Board for review and discussion.

2023 PROXY STATEMENT	21

CORPORATE GOVERNANCE MATTERS

Director Orientation and Continuing Education

The Governance Committee and management are responsible for director orientation programs. Orientation programs are designed to familiarize new directors with the Company’s business strategies and policies. The Governance Committee is also responsible for director continuing education. Continuing education programs for directors include a combination of internally developed materials and presentations and outside programs presented by third parties. Financial and administrative support is available to directors for attendance at academic or other independent programs.

Director Retirement Policy

Directors may not stand for election after age 72.

Code of Conduct

The Company has adopted a Code of Conduct that applies to members of the Board and our employees, including our CEO (the principal executive officer) and our CFO (the principal financial officer).

Information on Company Website

The Company’s Corporate Governance Guidelines, the Code of Conduct, and the Related Party Transaction Policy are available on the Company’s website at https://investor.avistacorp.com/corporate-governance. A written copy of any of these documents will be provided free of charge to any person upon request to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220.

Communications with Shareholders

Shareholders and other interested parties may send correspondence to our Board or to any individual director to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220. Concerns about accounting, internal accounting controls or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed, unless it is determined the communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

•	Relates to routine or insignificant matters that do not warrant the attention of the Board;

•	Is an advertisement or other commercial solicitation or communication;

•	Is frivolous or offensive; or

•	Is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Corporate Secretary or General Counsel and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

Board Committees

The Board has six standing committees — Audit Committee, Compensation and Organization Committee (“Compensation Committee”), Governance and Corporate Responsibility Committee (“Governance Committee”), Finance Committee, Environmental, Technology and Operations Committee (“Environmental Committee”) and Executive Committee. The committees, their membership as of the end of 2022, and their principal responsibilities are described below.

22

CORPORATE GOVERNANCE MATTERS

Each committee of the Board has adopted a Charter approved by the Board. The Charters are reviewed on an annual basis and amendments are made as needed. The committee Charters are available on the Company’s website at https://investor.avistacorp.com/corporate-governance. A written copy of our committee Charters will be provided free of charge to any person upon request to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220.

AUDIT COMMITTEE
Donald C. Burke, Chair Members: Blake* Stanley Number of Meetings: 6 * Not standing for reelection.

Responsibilities:

Assists the Board in overseeing the integrity of and the risks related to the Company’s financial statements and accounting compliance, the Company’s compliance program, the qualifications and independence of the independent registered public accounting firm, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee also reviews the integrity of the Company’s systems of internal controls regarding accounting, financial reporting, disclosure, compliance and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee oversees management of the Company’s exposure to accounting and financial risk, including questionable accounting or possible fraud, and oversees generally, to assist the full Board, the Company’s overall risk assessment and risk management processes. Only independent directors sit on the Audit Committee. The Board determined Mr. Burke is an “Audit Committee Financial Expert,” as defined in the SEC rules.

COMPENSATION COMMITTEE
Scott H. Maw, Chair Members: Klein Philipps Number of Meetings: 5

Responsibilities:

Considers and approves, as well as oversees the operational risks associated with, compensation and benefits of executive officers of the Company, as well as human capital management generally. This includes overseeing the organizational structure of the Company’s management and succession planning for our CEO and other executive officers.

For a discussion of the Company’s processes and procedures for the consideration and determination of executive officer compensation (including the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation) see the CD&A starting on page 33.

The Compensation Committee is composed entirely of independent directors, as defined by the rules of the NYSE, and within the Company’s Categorical Standards. In addition, the Compensation Committee is intended to comply with the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, and to the extent still applicable, the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2023 PROXY STATEMENT	23

CORPORATE GOVERNANCE MATTERS

GOVERNANCE COMMITTEE
Kristianne Blake*, Chair Members: Burke Maw Widmann Number of Meetings: 4 * Not standing for reelection.

Responsibilities:

Advises the Board on corporate governance matters and oversees the risks relating to such matters, including recommending guidelines for the composition and size of the Board and its committees, evaluating Board effectiveness and organizational structure and setting director compensation (see the section on Director Compensation on page 26). The Governance Committee oversees, among other things, issues regarding conflicts of interest, independence and compliance with SEC and NYSE rules and reviews the allocation of risk management oversight to the various Board committees. The Governance Committee provides general strategic oversight of the Company’s programs and practices relating to ESG. The Governance Committee also develops Board membership criteria and reviews potential director candidates. Recommendations for director nominees are presented to the full Board for approval. See Proposal 1—“Election of Directors” on page 4. Only independent directors sit on the Governance Committee.

ENVIRONMENTAL COMMITTEE
Rebecca A. Klein, Chair Members: Bentz Kwawu Stanley Number of Meetings: 4

Responsibilities:

Assists the Board in overseeing risks associated with the Company’s business and operational risks, other than financial risks. This includes regulatory, environmental compliance, employee and public safety, climate change, energy, commodity, cyber and physical security, cyber technology strategy, and external mandates.

24

CORPORATE GOVERNANCE MATTERS

FINANCE COMMITTEE
Janet D. Widmann, Chair Members: Bentz Kwawu Morris Philipps Number of Meetings: 4

Responsibilities:

Assists the Board in overseeing that corporate management has strategies, budgets, forecasts, and financial plans and programs, including adequate liquidity, to enable the Company to meet its goals and objectives and oversees the associated risks. The Finance Committee’s activities and recommendations include reviewing management’s qualitative and quantitative financial plans and objectives for both the short and long-term; approving strategies with appropriate action plans to help ensure financial objectives are met; having in place a system to monitor progress toward financial goals, including monitoring commodity price and counterparty credit risk, overseeing and monitoring employee benefit plan investment performance and approving changes in investment policies and strategies, and monitoring management’s program for hedging or otherwise mitigating financial and commercial risk; and providing strategic oversight of the Company’s non-regulated investments and businesses.

EXECUTIVE COMMITTEE
Scott L. Morris, Chair Members: Blake* Stanley Vermillion Number of Meetings: 0 * Not standing for reelection.

Responsibilities:

Has and may exercise, when the Board is not in session, all the powers of the Board that may be lawfully delegated, subject to such limitations as may be provided in the Bylaws, by resolutions of the Board, or by law. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet.

2023 PROXY STATEMENT	25

DIRECTOR COMPENSATION

Director Compensation

The Board regularly reviews director compensation with the assistance of Meridian Compensation Partners (the same consultant used for executive compensation) to determine whether it is appropriate and competitive in light of market circumstances and prevailing best practices for corporate governance for the energy/utility industry. The Board targets overall director compensation to the median of the same peer group used to review executive compensation (see page 37 for the peer group.) As a result of this review process, meeting fees for directors were eliminated and the annual retainer for directors was adjusted from $190,000 to $220,000 for 2023. The retainer for Vice Chair was adjusted from $25,000 to $30,000.

The elements of director compensation reflect the Board’s view that compensation to the independent directors should consist of an appropriate mix of cash and stock. The cash portion of the retainer is paid quarterly, and the stock portion is paid annually (as soon as practicable following the Annual Meeting). Employee directors are not compensated for their Board service.

Elements of Director Compensation

Pay Element		2023 Compensation

Annual Retainer (cash and stock)	Board Members:	$ 220,000
(Directors receive an annual retainer of $220,000, with $125,000 automatically paid in stock. Directors have the option of taking the remaining $95,000 in cash, stock or a combination of both cash and stock.)

Additional Committee Chair Retainers (Cash)	Audit Committee:	$ 20,000
	Compensation Committee:	$ 15,000
	Environmental Committee:	$ 15,000
	Finance Committee:	$ 15,000
	Governance Committee:	$ 15,000
	Vice Chair:	$ 30,000
	Non-Executive Chairman:	$ 100,000

Each director is entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or its committees and related activities, including third party director education courses and materials. These expenses include travel to and from the meetings, as well as any expenses they incur while attending the meetings.

Director Stock Ownership Policy

The Company has a minimum stock ownership expectation for all Board members. Outside directors are expected to achieve a minimum investment of five times the minimum stock portion of their retainer and retain at least that level of investment while a Board member. Shares previously deferred under the former Non-Employee Director Stock Plan count for purposes of determining whether a director has achieved the ownership expectation.

The ownership expectation illustrates the Board’s philosophy of the importance of stock ownership for directors to further strengthen the commonality of interest between the Board and shareholders. The Governance Committee annually reviews director holdings to determine whether they meet ownership expectations.

There were no annual stock option grants or non-stock incentive plan compensation payments to directors for services in 2022 and none are currently contemplated under the current compensation structure. The Company also does not provide a retirement plan or deferred compensation plan to its directors. Listed below is compensation paid to each non-employee director who served during any part of the 2022 fiscal year.

26

DIRECTOR COMPENSATION

Director Compensation Table — 2022

	Annual Retainer
Director Name	Director Compensation Paid in Cash(2) ($)	Director Compensation Paid in Stock(1)(2) ($)	All Other Compensation(3) ($)	Total Compensation(4) ($)
Julie A. Bentz	$100,033	$114,967		$215,000
Kristianne Blake	$149,133	$114,967	$4,433	$268,534
Donald C. Burke	$123,033	$114,967		$238,000
Rebecca A. Klein	$116,533	$114,967		$231,500
Sena M. Kwawu	$100,033	$114,967		$215,000
Scott H. Maw	$116,533	$114,967		$231,500
Scott L. Morris	$195,533	$114,967		$310,500
Jeffry L. Philipps	$101,533	$114,967		$216,500
Heidi B. Stanley	$103,033	$114,967		$218,000
Janet Widmann	$115,033	$114,967		$230,000
Totals	$1,220,426	$1,149,675	$4,433	$2,374,534

1.	Amounts in these columns include cash retainers, stock issuances, Chair retainers, and Board and committee meeting fees.

2.	Stock is issued in whole shares based on the current market price at the time of issuance. Stock is fully vested upon issuance. All fractional shares are paid in cash.

3.

Amounts for Ms. Blake include dividends paid on those shares deferred prior to December 31, 2004, under the former Non-Employee Director Stock Plan. (Ms. Blake is the only director who deferred receipt of stock until a later date. Ms. Blake has 2,519 deferred shares.)

4.	The Company does not provide perquisites or other personal benefits to its Board members.

Prohibition Against Hedging and Similar Transactions

Pursuant to our Insider Trading Policy, directors, officers and employees are prohibited from engaging in short-sales, zero-cost collars, forward sales contracts, pledging, hedging or otherwise offsetting any decrease in the market value of their Company shares.

2023 PROXY STATEMENT	27

AUDIT COMMITTEE REPORT

Audit Committee Report

Charter and Responsibilities

The Audit Committee operates under a written Charter adopted by the Board that outlines its responsibilities and the practices it follows. The Charter can be found on the Company’s website at https://investor.avistacorp.com/corporate-governance. The Audit Committee reviews and assesses the adequacy of its Charter at least annually, and, when appropriate, recommends changes to the Board.

The Audit Committee is composed of non-management directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee recommended to the Board the designation of Donald C. Burke as the Audit Committee Financial Expert solely for the purposes of compliance with the rules and regulations of the SEC implementing Section 407 of the Sarbanes-Oxley Act. The Board approved this recommendation.

The Audit Committee assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s Code of Conduct, the Company’s enterprise risk management program and the independent auditor’s qualifications and independence. The Audit Committee also assists the Board in fulfilling its responsibility for oversight of the Company’s systems of internal controls, including, without limitation, those established and maintained pursuant to the Exchange Act, as amended, and the Sarbanes-Oxley Act. In addition, the Audit Committee participates in external education sessions and educational sessions developed by management, at the request of the Audit Committee.

2022 Activity

During 2022, the Audit Committee fulfilled its duties and responsibilities as outlined in the Charter. Six meetings were held, with meeting agendas established by the Audit Committee’s Chair and the Director of Internal Audit. Specifically, the Audit Committee:

•

Reviewed and discussed with management and Deloitte, the independent auditor, the Company’s unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operations.

•	Reviewed with the CEO and CFO their certifications as to the accuracy of the Company’s financial statements and the establishment and maintenance of internal controls and procedures.

•	Reviewed with management all earnings press releases relating to 2022 annual and quarterly earnings prior to their issuance.

•

Reviewed and discussed with Deloitte various matters including, without limitation, all critical audit matters, critical accounting policies, practices and estimates, significant changes in accounting principles or the application thereof, and the effect of regulation on the Company’s financial performance and results of operations.

•

Discussed with management, the internal auditors, and the independent auditor the quality and adequacy of the Company’s systems of internal controls, and the internal audit functions, responsibilities, performance, and staffing.

•	Reviewed the audit plans, audit scopes, and identification of audit risks with the independent and the internal auditors.

•

Received from Deloitte a letter and other disclosures regarding the independent auditor’s communications with the Audit Committee concerning the independent auditor’s independence. The independent auditor advised the Audit Committee that this letter and other disclosures were required by the PCAOB auditor standards. The Audit Committee discussed with the independent auditor the latter’s independence.

•	Was advised by Deloitte that the matters discussed by Deloitte and the Audit Committee constituted all matters that PCAOB standards required Deloitte to discuss with the Audit Committee.

•	Reviewed and approved the services and fees of the Company’s independent auditor.

•	Reviewed and approved the non-audit services performed by the Company’s auditor and concluded that such services were consistent with the maintenance of independence.

•	Reviewed the performance of Deloitte and approved its reappointment in 2022 as the Company’s independent registered public accounting firm.

28

AUDIT COMMITTEE REPORT

2022 Financial Statements

The Audit Committee reviewed and discussed with management and Deloitte the Company’s audited financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2022. Additionally, the Committee reviewed Management’s Report on Internal Control Over Financial Reporting and the Auditor’s Report on the effectiveness of internal control over financial reporting. Based on its review and discussions, the Audit Committee recommended to the full Board, and the full Board approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

Donald C. Burke — Chair	Kristianne Blake	Heidi B. Stanley

2023 PROXY STATEMENT	29

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Proposal 2: Ratification of Appointment of Deloitte as Independent Registered Public Accounting Firm For 2023

What are you voting on?

We are asking our shareholders to ratify the selection of Deloitte as the independent registered public accounting firm of our consolidated financial statements and our internal controls over financial reporting for 2023. Although the Audit Committee has direct responsibility for the appointment of the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our shareholders for ratification.

Voting recommendation:	The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte as the independent registered public accounting firm.

The Audit Committee has the direct responsibility to hire, evaluate and, where appropriate, replace the Company’s independent auditor and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, and general oversight of the work of the independent auditor. The Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm for continuing audit work in 2023.

Shareholder approval is not required for the appointment of Deloitte. However, the appointment is being submitted to shareholders for ratification. Should the shareholders fail to ratify the appointment of Deloitte, such failure (1) would have no effect on the validity of such appointment for 2023 (given the difficulty and expense of changing the independent registered public accounting firm midway through a year) and (2) would be a factor to be taken into account, together with other relevant factors, by the Audit Committee in the selection and appointment of the independent registered public accounting firm for 2024 (but would not necessarily be the determining factor).

Annual Evaluation and Selection of the Independent Auditor

The Audit Committee annually reviews Deloitte’s independence and performance in deciding whether to retain Deloitte or engage another independent auditor. In the course of these reviews, the Audit Committee considers, among other things:

•	Deloitte’s historical and recent performance on the Company’s audit.

•	Deloitte’s depth, expertise, and knowledge of the Company’s business and industry.

•	The quality and candor of Deloitte’s communications with the Audit Committee and management.

•	How effectively Deloitte maintained its independence and employed its independent judgment, objectivity, and professional skepticism.

•	Available external data about quality and performance, including recent PCAOB reports on Deloitte.

•	The appropriateness of Deloitte’s fees.

•	Deloitte’s tenure as the Company’s independent auditor, including the benefits of having a long-tenured auditor, and the safeguards in place to maintain its independence.

Long Tenure Benefits

•

Higher audit quality. Through years of experience with the Company, Deloitte (including its predecessors) has gained institutional knowledge of, and deep expertise regarding, the Company’s operations and businesses, accounting policies and practices, and internal control over financial reporting.

•	No onboarding or educating new auditor. Onboarding a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls.

30

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Independence Controls

•

Thorough Audit Committee oversight. The Audit Committee meets with Deloitte at least four times per year. The committee also performs a comprehensive annual evaluation to determine whether to engage Deloitte. This evaluation includes assessments of Deloitte’s qualifications and performance; approach to promoting and monitoring audit quality; quality and candor of communications; and independence, objectivity, and professional skepticism. The Audit Committee also has an active role in selecting the lead partner.

•

Rigorous limits on non-audit services. The Audit Committee has a policy that requires preapproval of all non-audit services, subject to a de minimis exception, and Deloitte is engaged only when it is best suited for the job.

•

Strong internal Deloitte independence process. Deloitte conducts periodic internal quality reviews of its audit work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead partner every five years.

•	Strong regulatory framework. Deloitte, as an independent registered public accounting firm, is subject to PCAOB inspections, peer reviews, and PCAOB and SEC oversight.

As a result of its evaluation, the Audit Committee concluded the selection of Deloitte as the independent registered public accounting firm for 2023 is in the best interests of the Company and its shareholders. The Audit Committee made this recommendation to the full board and the full board approved.

Audit Fees and All Other Fees

The Audit Committee approves the fees paid to Deloitte for audit and non-audit services and receives periodic reports on the amount of fees paid. The aggregate fees for audit and other services provided by Deloitte in 2022 and 2021 were:

	2022	2021
Audit Fees(a)	$1,920,236	$1,775,806
Audit-Related Fees(b)	6,500	3,000
Tax Fees(c)	—	5,800
All Other Fees(d)	6,106	6,484
Total	$1,932,842	$1,791,090

a.	Audit services performed in 2022 and 2021 for which audit fees were billed consisted of:

•	Audit of the Company’s annual consolidated financial statements and internal controls over financial reporting.

•	Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, statutory and regulatory audits, consents, and other services related to SEC matters.

b.	Audit-related services performed in 2022 and 2021 consisted of agreed-upon procedures.

c.	Tax fees for technical tax advice and planning performed in 2021 related to income tax accounting methods, state taxes, and various other tax matters.

d.	All other services performed in 2022 and 2021 consisted of licensing of accounting literature research databases, attendance at training seminars, and other miscellaneous projects.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is required to pre-approve the audit and permissible non-audit services to be performed. The Audit Committee has adopted what it terms its Audit Committee Pre-Approval Policy (the “Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved. All services provided by Deloitte in 2022 and 2021 were pre-approved in accordance with the Policy adopted by the Audit Committee.

2023 PROXY STATEMENT	31

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee intends to pre-approve services, whether specifically or pursuant to general pre-approvals according to the Policy, only if the provision of such services is consistent with SEC and PCAOB rules on auditor independence and all other applicable laws and regulations. In rendering general or specific pre-approvals, the Audit Committee will consider whether the independent registered public accounting firm’s provision of specific services, or categories of services, would be inconsistent with the independence of the auditor.

Hiring Restrictions for Deloitte Employees

The Audit Committee has adopted a policy that has certain restrictions on the Company’s hiring of any Deloitte partner, director, manager, staff member, advising member of the department of professional practice, reviewing tax professional, and any other individuals responsible for providing audit assurance on any aspect of Deloitte’s audit and review of the Company’s financial statements.

Other Information

The Company has been advised by Deloitte that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. A representative of Deloitte is expected to attend the Annual Meeting with the opportunity to make a statement if he/she desires to do so and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the Annual Meeting.

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte as the Independent Registered Public Accounting Firm.

32

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Discussion and Analysis (“CD&A”)

This CD&A provides information about the compensation objectives and policies for our NEOs and puts in perspective the quantitative and narrative disclosures in the compensation tables included in this Proxy Statement. Our NEOs for 2022 were:

• Dennis P. Vermillion, President and CEO • Mark T. Thies, Executive Vice President, CFO and Treasurer • Heather L. Rosentrater, Sr. Vice President, Chief Operating Officer	• Jason R. Thackston, Sr. Vice President, Chief Strategy and Clean Energy Officer • Kevin J. Christie, Sr. Vice President, External Affairs and Chief Customer Officer

The CD&A also describes the following:

•	Our business results impact on incentive compensation;

•	Our decision-making process on compensation design and pay levels, including our compensation governance approach;

•	Our compensation philosophy and objectives; and

•	The elements of the Company’s executive compensation program.

BUSINESS RESULTS IMPACT ON INCENTIVE COMPENSATION

The Compensation Committee, with input from the CEO, establishes target incentive compensation for our NEOs at the beginning of each performance period. The Board establishes target incentive compensation for our CEO also at the beginning of each performance period. Actual pay varies above or below the target based on individual, organizational, and stock performance. Because a substantial portion of each NEO’s compensation is in the form of equity, our NEOs’ actual compensation aligns closely with changes in the stock price.

We employ several quantitative criteria to assess the performance of our NEOs. Our objectives include achieving the EPS target, achieving favorable TSR relative to our peers, managing our costs per customer, customer satisfaction, our response time to natural gas emergency calls, reliability of service, and business development. The charts below illustrate the relationship between our 2022 financial performance targets and our actual performance.

RECENT PERFORMANCE RESULTS: SELECT ANNUAL INCENTIVE PLAN METRICS

2023 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

RECENT PERFORMANCE RESULTS: LONG-TERM INCENTIVE PLAN METRICS

The chart below illustrates the relationship between our 2022 performance and our CEO’s 2022 compensation.

CHIEF EXECUTIVE OFFICER: 2022 TARGET COMPENSATION VS. REALIZED COMPENSATION

*   The target amount shown for the RSUs is the grant date fair value of the portion of the 2020, 2021, and 2022 awards that could have vested if the CEO was not terminated on December 31, 2022. The target amount for the CEO’s performance shares represents the aggregate grant date fair value of the 2020 awards that could have vested if the TSR and the three-year CEPS performance conditions were met for the 2020-2022 performance period. The amount shown as the actual compensation realized by our CEO for 2022 includes his base salary, the actual annual cash incentive plan amount paid in early 2023 for 2022 performance, the value, as of the vesting date, of the RSUs that vested in early 2023, and the actual value, as of the vesting date, of the performance share units (“PSUs”) that were realized for the 2020 – 2022 performance period. Values for RSUs and PSUs do not include dividend equivalents.

34

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

COMPENSATION GOVERNANCE PRACTICES

The Company highly values strong compensation governance practices. We believe our executive compensation practices align with our corporate values and provide a foundation for success. The governance practices we employ, and those we avoid, include:

Practices We Employ	Practices We Avoid

•   We align pay and performance

•   We mitigate undue risk (see Risk Mitigation Overview on page 36)

•   We maintain stock ownership guidelines consistent with market practices

•   We maintain a recoupment (i.e., clawback) policy that allows the Company to recoup compensation due to financial and other detrimental misconduct

•   We pay Change in Control (“CIC”) severance solely upon a double trigger

•   The Compensation Committee reviews NEO tally sheets annually

•   The Compensation Committee is composed entirely of independent directors

•   The Compensation Committee engages an independent compensation consultant

•   The Compensation Committee regularly meets in executive sessions without management present

•   We do not provide perquisites

•   We do not permit hedging or short sales of Company stock by directors or officers

•   We do not permit pledging of company stock by directors or officers

•   We do not pay dividends or dividend equivalents on performance awards until the awards are earned

•   We do not provide any tax gross-ups under our CIC Plan

•   We no longer offer additional Supplemental Executive Retirement Plan (“SERP”) service credits as a recruitment tool for hiring executives

2022 SAY ON PAY ADVISORY VOTE

At the May 2022 Annual Meeting, 96.94% of the votes cast were in support of our Say on Pay advisory resolution on our executive compensation. We view this outcome as a signal of strong shareholder support for our executive compensation philosophy, policies and practices.

Decision Making Process

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee makes all compensation decisions regarding our CEO, our other NEOs and other executive officers, including the level of cash compensation and equity awards. Our CEO annually evaluates each executive officer’s performance and presents his evaluation to the Compensation Committee for its consideration of salary adjustments, annual incentive opportunity and annual equity award amounts. The Compensation Committee annually reviews the CEO’s performance, which it considers in the development of the CEO’s salary adjustments, annual incentive opportunity and annual equity award amounts.

ROLE OF THE COMPENSATION CONSULTANT

The Compensation Committee selects and retains an independent compensation consultant to support its oversight of our executive compensation programs. For 2022, the Compensation Committee engaged Meridian as its independent compensation consultant. (The Committee also purchased survey information from the Willis Towers Watson (“WTW”) Energy Services Executive Compensation database but did not otherwise consult with WTW.) Meridian provides the Compensation Committee consulting services solely relating to executive compensation and governance matters. In accordance with NYSE rules, the Compensation Committee determined Meridian is independent and, further, no conflicts of interest arose due to Meridian’s services rendered to the Compensation Committee.

2023 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

A representative of Meridian attended Compensation Committee meetings in 2022 and advised the Compensation Committee on the principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses for our executive officers.

The Compensation Committee determines the work to be performed by Meridian. Meridian works with our Vice President of Safety & Chief People Officer and his staff to gather data required in preparing its analyses for Compensation Committee review. Meridian provides services or advice to management only to the extent requested by the Compensation Committee.

Meridian interacts with management to gather information and obtain recommendations, but the Compensation Committee Chair determines if and when Meridian’s advice and materials can be shared with management. When important pay decisions are made, Meridian provides advice to the Compensation Committee in an executive session without Company management present. This approach ensures the Compensation Committee receives objective advice from Meridian so the Compensation Committee can make independent decisions about executive pay.

ROLE OF MANAGEMENT

Our CEO provides input to the Compensation Committee for each executive officer’s (other than himself) total compensation and each component of compensation.

At the request of the Compensation Committee, both the Vice President of Safety & Chief People Officer and our CEO regularly attend Compensation Committee meetings, excluding the executive sessions during which their respective compensation and other matters are discussed.

RISK MITIGATION OVERVIEW

The Compensation Committee believes the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company. In establishing pay practices for the Company, the Compensation Committee’s goal is to design a compensation structure that does not encourage inappropriate risk-taking by employees or executive officers. The following features of the compensation structure reflect this approach:

•	Short and long-term incentive payments are capped;

•	Annual cash incentive design balances key performance metrics focused on financial results and system sustainability over time;

•	The total compensation program does not guarantee bonuses and has multiple financial and non-financial performance measures;

•

The Compensation Committee reviews both short-term and long-term financial scenarios to ensure the plan design does not encourage executives to take excessive risks but also does not discourage appropriate risks;

•	Stock ownership guidelines are in place to strengthen the alignment of the financial interests of executives with those of shareholders;

•

Directors and officers are prohibited from engaging in short-sales, zero-cost collars, forward sales contracts, pledging, hedging or otherwise offsetting any decrease in the market value of their Company shares; and

•	The Company maintains a formal recoupment (i.e., clawback) policy.

Elements of Compensation

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation program is designed to align the interests of our NEOs with those of our shareholders and to pay for achieved performance. To accomplish these objectives, our compensation program incents executive officers to achieve specific annual, long-term, and strategic goals and improves shareholder value. The Compensation Committee believes the overall compensation of our senior executives should be weighted toward variable performance-based compensation. As a result, a significant portion of compensation is linked with goals related to specific items of corporate performance likely to produce long-term shareholder and customer value.

36

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The charts below show the portion of target compensation that is variable and, therefore, is “at risk” for our CEO and the average for our other NEOs. Variable compensation includes annual incentives, RSUs and performance shares. The charts also show the portion of target compensation for our CEO and the average target compensation for our other NEOs directly linked to share value, including RSUs and performance shares.

COMPETITIVE ANALYSIS AND PEER GROUP

The Compensation Committee believes it is important to provide a compensation structure competitive with compensation paid to comparable executives of companies within the energy/utility industry to ensure the Company can attract and retain quality employees in key positions to lead the Company. To achieve this objective, the Compensation Committee works with Meridian to conduct an annual competitive review of its total compensation program for our CEO and other NEOs. Through the review process, the Compensation Committee generally targets overall total compensation levels (base, short-term incentive and long-term incentives) at the median of the peer group. Pay components for an individual NEO may be higher or lower than the median depending on an individual’s role, responsibilities, and performance within the Company. The Compensation Committee believes this target positioning is effective to attract and retain our executives.

The Compensation Committee annually compares each element of NEO total compensation against a peer group of publicly traded companies within the energy/utility industry of similar revenue size and market capitalization. For 2022, our NEO compensation was compared with market data, as disclosed in proxy statements, from the fourteen companies in the S&P 400 Mid-Cap Utilities Index (“Proxy Peer Group”). This group is designed to be representative of the Company’s business, size and competitive market for talent.

The use of publicly disclosed data allows the Company to maintain a consistent peer group. The Proxy Peer Group can change slightly from year to year due to changes in company size and weightings determined by S&P; MDU Resources was removed from the index in 2022 due to industry reclassification. The median revenues and market capitalization of the Proxy Peer Group were $2.2 billion and $3.9 billion, respectively. This compares with Avista’s revenues of $1.6 billion and market capitalization of $2.7 billion. The companies comprising the 2022 Proxy Peer Group were:

ALLETE, Inc.	National Fuel Gas Company	Ormat Technologies, Inc.
Black Hills Corporation	New Jersey Resources Corporation	Portland General
Essential Utilities, Inc.	NorthWestern Corporation	PNM Resources, Inc.
Hawaiian Electric Industries, Inc.	OGE Energy Corp.	Southwest Gas Holdings, Inc.
IDACORP, Inc.	ONE Gas, Inc.	Spire Inc.
UGI Corporation

To supplement market data derived from the Proxy Peer Group, the Compensation Committee also considered benchmark compensation data derived from the WTW Energy Services Executive Compensation database, which covered comparable diversified energy companies with revenues between $1 billion and $3 billion and with median revenues of $1.62 billion. This supplemental compensation data helped to inform the Compensation Committee on broad market compensation practices and trends within the energy services sector.

2023 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

PERFORMANCE MANAGEMENT

The Compensation Committee believes in aligning pay with performance. To help accomplish that alignment, all executives receive annual performance reviews conducted by their direct manager, and the Compensation Committee reviews each NEO’s performance ratings.

At the beginning of each calendar year, the Compensation Committee asks our CEO to develop specific performance targets and goals for his role based on strategic goals for the Company set by the Board. The Compensation Committee reviews and approves our CEO’s goals at its annual February meeting and presents those goals to the full Board for its information and review. The Board quarterly reviews our CEO’s performance relative to his targets. At the end of the year, the Compensation Committee reviews our CEO’s year-end results as part of its overall CEO annual performance review process.

BASE SALARY

Our NEOs are provided with an annual base salary to compensate them for services rendered during the year. The Compensation Committee reviews the base salary of all executive officers at least annually. The factors influencing the Compensation Committee’s decisions in setting the annual base salary for our NEOs include the market data provided by Meridian and each NEO’s job complexity, experience and breadth of knowledge in the utility and diversified energy industry. The Compensation Committee also considers each NEO’s responsibilities, which may include electric and natural gas utility operations, as well as subsidiary operations, and recognizes the Company operates in several states, which requires quality relationships and interaction with multiple regulatory agencies.

2022 Base Salaries

In addition to considering the factors noted above, the Compensation Committee also reviews performance results from the prior year to determine how our CEO performed against specific targets and operational goals established at the beginning of the prior year. Our CEO’s annual performance goals for 2021 were generally related to strategic planning, financial performance, safety targets, diversified energy resource management, regulatory and legislative matters, succession planning, governance and customer value delivery. When reviewing the CEO’s base salary for 2022, the Compensation Committee agreed our CEO met the established goals for 2021 performance.

The Compensation Committee also reviewed performance ratings of each of the other NEOs to determine appropriate adjustments in base salary. The Committee considered market data and individual performance in determining 2022 salary increases. The table below outlines the changes to base salary in 2022 for our NEOs.

	2021 Salary	% Increase	2022 Salary
D. P. Vermillion	$772,500	10.0%	$850,000
M. T. Thies	$463,000	2.6%	$475,000
H. L. Rosentrater*	$345,000	14.5%	$395,000
J. R. Thackston*	$345,000	8.7%	$375,000
K. J. Christie	$345,000	3.2%	$356,000

*

Ms. Rosentrater was promoted from Sr. Vice President, Energy Delivery and Shared Services to Sr. Vice President, Chief Operating Officer on September 1, 2022; consequently, her 2022 adjusted salary changed from $356,000 to $395,000 on the date of promotion. Mr. Thackston was promoted from Sr. Vice President, Energy Resources and Environmental Compliance Officer to Sr. Vice President, Chief Strategy and Clean Energy Officer; his salary changed from $356,000 to $375,000 on the date of promotion.

2022 EXECUTIVE OFFICER ANNUAL CASH INCENTIVE

The 2022 Executive Officer Annual Cash Incentive Plan (the “Cash Incentive Plan”) was designed to align the interests of our NEOs and senior management with those of our shareholders and customers through the achievement of financial and operational performance goals for the Company. The Cash Incentive Plan reflects these goals by having 55% of the total incentive opportunity tied to Consolidated Earnings Per Share, 40% tied to key components of utility operation and 5% tied to business development. Each metric is independent, which allows the Cash Incentive Plan to pay a portion of the award upon the attainment of one goal even if the other goals are not met.

The Cash Incentive Plan’s performance metrics are based on factors essential for the long-term success of the Company, and, except for the Consolidated Earnings Per Share and the metric tied to business development, are identical to performance metrics used in the Company’s annual cash incentive plan for non-executive employees. The Compensation Committee believes having similar metrics for both the Cash Incentive Plan and the non-executive plan encourages employees at all levels of the Company to focus on common objectives.

38

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following chart shows the Cash Incentive Plan performance goals for each performance metric, the weighting of each metric, and the 2022 actual results of each metric.

1.	Payout can vary 0%-172% based on performance level. Payout levels are interpolated on a straight-line basis for results between the threshold performance level and the maximum level.

2.	Milestones include new business launches and business ideation processes. Payout is either 100% or 0% based on achievement of this objective.

3.

The Operating and Maintenance (O&M) cost is directly related to maintaining reliable, cost-effective service levels. Payouts can vary 0%-150% based on performance level. Payout levels are interpolated on a straight-line basis for results between the threshold performance level and the maximum level.

4.

This rating is derived from a Voice of the Customer survey conducted each quarter by an independent agency. The survey is used to track satisfaction levels of customers that have had recent contact with our call center or service center. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

5.

This measure is derived from the combination of three indices that track average restoration time for sustained outages, average number of sustained outages per customer, and percent of customers experiencing more than three sustained outages during the year. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

6.	This measures how quickly the Company responds to dispatched natural gas emergency calls. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

2023 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The Compensation Committee sets target goals for these performance metrics that are rigorous, but reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve given historical performance and the Company’s forecasted results at the time the performance metrics were approved. Over the last ten years, the actual performance results of the Plans have averaged 107% of target and ranged from a low of 25% of target to a high of 150% of target as shown in the chart below.

2022 EXECUTIVE OFFICER ANNUAL CASH INCENTIVE TARGET AWARD OPPORTUNITY

Individual annual cash incentive awards are set as a percentage of base salary. The Compensation Committee compares annual cash incentive opportunity levels against the Proxy Peer Group. As discussed previously, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives, and long-term incentives at the median of the Proxy Peer Group.

For 2022, the Compensation Committee maintained the target opportunity of 100% of base salary for the CEO, 65% of base salary for the CFO and 60% of base salary for each of the other NEOs. The actual total amounts paid could increase (up to 150% of target) or decrease (as low as 0% of target) depending on the Company’s actual performance.

2022 RESULTS FOR THE EXECUTIVE OFFICER’S ANNUAL CASH INCENTIVE PLAN

After the end of each year, the Compensation Committee assesses the performance of the Company against each Plan objective, comparing the actual year-end results to the pre-determined threshold, target, and exceeds levels for each objective, and an overall percentage amount for meeting the objectives is calculated and audited.

Based on this review, at its February 2023 meeting, the Compensation Committee determined the Company met the targets for three of the four non-financial metrics: Customer Satisfaction, Reliability, and Average Response Time. The target was partially met for Non-Regulated Activity. The Company exceeded the target for Consolidated Earnings Per Share, but the target was not met for O&M Cost Per Customer. The actual performance result of the 2022 executive officers’ annual cash incentive plan was 113.5% of target. As a result, and at the same meeting, the Compensation Committee authorized payment of cash incentives equal to 113.5% of base salary (113.5% of 100%) for our CEO, and an average of approximately 70% of base salary (113.5% of 61%) for all other NEOs.

LONG-TERM EQUITY COMPENSATION

The Compensation Committee believes equity-based compensation is the most effective way to create a long-term link between shareholder returns and the compensation provided to NEOs and other key management. This program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and designated key employees to increase their ownership in the Company through grants of Company stock that can be earned based on either service or performance, over a three-year cycle. Using long-term performance awards and RSUs, the Company can compensate executives for sustained increases in the Company’s stock performance, as well as long-term growth relative to its peer group for the relevant cycle.

The Company’s current Long-Term Incentive Plan (“LTIP”) authorizes various types of equity awards. As with all the components of executive compensation, the Compensation Committee determines all material aspects of the long-term incentive awards—who receives an award, the form of the award, the amount of the award, the timing of the award, as well as any other aspect of the award it may deem material.

40

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

For 2022 equity grants, the Compensation Committee determined each NEO’s target LTIP value based on competitive market data and the NEO’s ability to influence overall Company performance. In addition, and as previously discussed, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives and long-term incentives, at the median of the Proxy Peer Group. The Compensation Committee determined 75% of the NEO’s target LTIP value would be granted in the form of performance share units and 25% of the NEO’s target LTIP value would be granted in the form of RSUs. Awards are generally granted each year at the February Compensation Committee meeting and the granting of awards is not coordinated with the release of material non-public information.

Performance-Based Equity Awards

Our performance-based equity awards are designed to provide a direct link to the long-term interests of shareholders by ensuring shares will be paid only if the Company attains specified performance levels. For 2022, 37.5% of the awards were contingent on our TSR relative to our peers and 37.5% was measured by our CEPS over a three-year period. For 2022, the Compensation Committee considered market data provided by Meridian regarding the total compensation levels for our CEO and all other NEOs compared to the median of the Proxy Peer Group.

The peer group for TSR performance purposes consists of the fourteen companies comprising the S&P 400 Mid-Cap Utilities Index, as discussed previously, as of January 1 in the first year of the three-year performance cycle. Throughout the course of the performance cycle, companies may be added or dropped from the index by S&P due to mergers or other activities. At the end of the cycle, new companies added to the index are included in the rankings as if they had been in the ranking from the beginning, provided there is sufficient trading history to include them in the final calculation. When a company is dropped from the index, everything related to the company is excluded as if it were never in the index. The amount of payment of any award is determined at the end of the three-year performance cycle based on the Company’s percentile rate-of-return ranking compared to the companies in the S&P 400 Mid-Cap Utilities Index, and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s relative TSR over the three-year performance period is below the threshold performance required to earn the award, accumulated dividends are forfeited as well.

The second performance metric, CEPS, aligns with current competitive practices within the peer group based on market data provided by the Compensation Committee’s consultant. Each year the Compensation Committee reviews and establishes a threshold, target, and maximum performance level for CEPS. The Compensation Committee seeks to establish performance levels that assure the goals are realistic enough to be achievable yet difficult enough to incentivize outstanding performance. The amount of payment of any award is determined at the end of the three-year performance cycle based on the Company’s earnings and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s CEPS over the three-year performance period is below the threshold performance required to earn the award, accumulated dividends are forfeited as well.

2023 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Range of Award Opportunity for Performance Share Units

Each year, the Compensation Committee approves a grant to each NEO of a target number of performance share units that vest over a three-year performance cycle based on achieving pre-determined performance goals. The number of performance shares that may be earned at the end of the performance cycle can range from 0% to 200% of the target, depending upon the level of achieved performance. The target number of performance share units granted to each NEO was determined by dividing the NEO’s target LTIP value allocated to performance share units by the grant date share price of our common stock.

The table below shows the changes made to the target value of performance share grants in 2022 for the 2022 through 2024 performance period for our NEOs. In general, the target value of performance shares increased to align with market data for 2022. Ms. Rosentrater and Mr. Thackston received the highest increases to bring them closer to market at the SVP level.

	2021 Grant ($)	% Change	2022 Grant ($)
D. P. Vermillion	$1,425,035	37.1%	$1,953,813
M. T. Thies	$468,773	21.6%	$570,069
H. L. Rosentrater	$247,562	54.5%	$382,583
J. R. Thackston	$307,525	24.4%	$382,583
K.J. Christie	$247,562	54.5%	$382,583

The table below outlines the target number of performance share units granted in 2022.

	Relative TSR	CEPS	2022 Grant (#)
D. P. Vermillion	22,072	22,072	44,144
M. T. Thies	6,440	6,440	12,880
H. L. Rosentrater	4,322	4,322	8,644
J. R. Thackston	4,322	4,322	8,644
K. J. Christie	4,322	4,322	8,644

The following graphs show the percentage of performance share units that will be earned at different levels of achieved performance.

42

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

2020-2022 Performance Shares Settlement

For performance shares linked to the Company’s TSR and granted in 2020 for the performance period ending December 31, 2022, the Compensation Committee held a special meeting on January 10, 2023, to review, certify, and settle the issuance of shares to executive officers. The Company’s cumulative TSR was 1.45% during the three-year performance cycle, which placed the Company at the 55th percentile among the S&P 400 Mid-Cap Utilities Index. Based on these results, our CEO and our other NEOs earned 112.5% of the performance share awards granted in 2020 vesting based on TSR. Accrued cash dividend equivalents were paid out on the same percentage of performance shares covered by the 2020 grant.

For performance shares linked to the Company’s CEPS and granted in 2020 for the performance period ending December 31, 2022, the Compensation Committee reviewed, certified and settled the issuance of shares to executive officers at its February 2023 meeting. The Company’s CEPS for the 2020-2022 performance cycle ended at $6.12. Since the results were below threshold performance level, no shares were earned, and no cash dividend equivalents were paid on performance shares granted in 2020.

	Realized Value Received
	Performance Share Awards
NEO	TSR (#)	CEPS (#)	Value	Dividend Equivalents	Total Realized Value
D. P. Vermillion	13,815	—	$583,822	$70,042	$653,864
M. T. Thies	5,155	—	$217,850	$26,136	$243,986
H. L. Rosentrater	2,104	—	$88,915	$10,667	$99,582
J. R. Thackston	3,415	—	$144,318	$17,314	$161,632
K. J. Christie	2,104	—	$88,915	$10,667	$99,582

Restricted Stock Units

In February 2022, the Compensation Committee approved the grant of RSUs to each NEO. The 2022 RSUs are designed to incent retention, link compensation to the value of the Company common stock and align the interests of our NEOs with those of our shareholders. The 2022 RSUs are subject to three-year ratable vesting. On each vesting date one-third of the RSUs are settled in

2023 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

shares, provided the NEO remains continuously employed by the Company through the vesting date. Dividend equivalents on RSUs accrue and are paid in cash to the extent the underlying RSUs vest. To the extent RSUs are forfeited, the accrued dividend equivalents on such RSUs also would be forfeited.

The number of RSUs granted to each NEO was determined by dividing the NEO’s target LTIP value allocated to RSUs by the grant date share price of our common stock. The table below shows the changes made to the target value of RSU grants in 2022 for the 2022 through 2024 vesting period for our NEOs. As with performance share units, in general, the target value of performance shares increased to align with market data for 2022. Ms. Rosentrater and Mr. Thackston received the highest increases to bring them closer to market at the SVP level.

	2021 Grant ($)	% Change	2022 Grant ($)
D. P. Vermillion	$474,987	37.1%	$651,286
M. T. Thies	$156,233	21.6%	$190,008
H. L. Rosentrater	$82,458	54.6%	$127,513
J. R. Thackston	$102,483	24.4%	$127,513
K. J. Christie	$82,458	54.6%	$127,513

The following chart shows the value realized by our NEOs for the RSUs vested and issued along with the associated cash dividend equivalents.

	Realized Value Received
	Restricted Stock Units			Total Realized Value
NEO	#	Value	Dividend Equivalents
D. P. Vermillion	11,864	$531,389	$45,591	$576,980
M. T. Thies	3,840	$171,994	$14,244	$186,237
H. L. Rosentrater	2,110	$94,507	$8,385	$102,892
J. R. Thackston	2,548	$114,125	$9,469	$123,594
K. J. Christie	2,110	$94,507	$8,385	$102,892

PERQUISITES

The Company does not provide any perquisites or personal benefits to our CEO or any other NEO.

OTHER BENEFITS

The majority of our employees, including our NEOs, are eligible for the Company’s defined benefit plan, the Company’s 401(k) plan, health and dental coverage, Company-paid term life insurance, disability insurance, paid time off and paid holidays.

The Company’s retirement plan provides a traditional retirement benefit based on employees’ compensation and years of credited service. Earnings credited for retirement purposes represent the final average annual base salary of the employee for the highest 36 consecutive months during the last 120 months of service with the Company. The NEOs participate in this retirement plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

In addition to the Company’s retirement plan, the Company provides additional pension benefits through the SERP to the Company’s executive officers. Details of the SERP benefits and the amounts accrued by each NEO are found in the Pension Benefits section on page 54.

The Compensation Committee believes the pension plans and the SERP are an important part of our NEOs’ compensation. These plans are market competitive within the energy/utility industry and serve a critically important role in the retention of senior executives. The benefits increase each year these executives remain employed, thereby encouraging our most senior executives to remain employed and continue their work on behalf of shareholders.

44

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

EXECUTIVE DEFERRED COMPENSATION

The Company also maintains an Executive Deferred Compensation Plan (the “EDC Plan”). Each NEO may voluntarily participate in this EDC Plan on the same terms and conditions as all other eligible employees who reach a set compensation level. This EDC Plan is competitive in the market and provides eligible employees and executives with a tax-efficient savings method. Additional information about this EDC Plan, including 2022 contributions and year-end account balances, can be found in the Non-Qualified Deferred Compensation Plan table on page 55.

COMPANY SELF-FUNDED DEATH BENEFIT PLAN

To provide death benefits to beneficiaries of executive officers who die during their term of office, the Company maintains an executive death benefit plan providing an executive officer’s designated beneficiary with a lump sum payment equal to twice the executive officer’s final annual base salary, payable within 30 days of the executive’s death. Prior to January 1, 2008, the plan continued to provide the death benefit to the beneficiaries of executives who died after retirement. Effective January 1, 2008, the post-retirement death benefit was eliminated for any individual who became an executive officer after that date. Individuals who were executive officers prior to January 1, 2008 continue to be eligible for the post-retirement death benefit. For an officer who is eligible for the post-retirement death benefit, in the event of his or her death after retirement, the designated beneficiary will receive a lump sum equal to twice the retired executive officer’s total annual pension benefit. Death benefits are paid from the general assets of the Company. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or CIC Tables starting on page 56.

SUPPLEMENTAL EXECUTIVE DISABILITY PLAN

The Supplemental Executive Disability Plan provides benefits to the Company’s executive officers who become disabled during employment. The plan provides a benefit equal to 60% of the executive officer’s annual salary at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company’s Long-Term Disability Plan for employees, workers’ compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable until the earlier of the executive officer’s date of retirement or age 65. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or CIC Tables on page 56.

CHANGE IN CONTROL (“CIC”) AND SEVERANCE BENEFITS

The Compensation Committee believes it is in the interest of shareholders to provide severance to our executive officers in the event of a CIC, thereby reducing the inherent conflict of our executive officers pursuing a transaction that may result in their personal job loss. Effective January 1, 2020, our new Executive Change in Control Plan (“CIC Plan”) was put in place for all executive officers of the Company replacing individual agreements certain executive officers had regarding a CIC. The following are key features of the plan:

•

Severance multiple: NEOs prior to January 1, 2020 would receive three times the sum of the executive’s annual base salary and target annual bonus. Future NEOs and other officers would receive two times the sum of the executive’s annual base salary and target annual bonus.

•	Severance also includes reimbursement of 18 months of COBRA premiums, if COBRA is elected by the individual.

•	Payment of severance is conditioned on the individual’s delivery of a release of claims.

•	“Good reason” includes material diminution of authority, responsibility, pay, bonus opportunity or budget overseen, material relocation or material breach by the Company of the plan.

•	Certain protections, such as a minimum annual base salary, provided to executive officers during continued employment for up to two years following CIC.

•

No 280G excise tax gross up; CIC benefits are limited to greater of, on an after-tax basis, the full amount of CIC benefits subject to excise tax or a reduced amount equal to the maximum amount of CIC benefits that could be paid without triggering the 280G excise tax.

Additional information regarding the CIC Plan, including definitions of certain key terms and a quantification of benefits that hypothetically would have been received by our NEOs under the CIC Plan, and an applicable termination occurred on December 31, 2022, due to a CIC can be found in the Potential Payment Upon Termination or CIC Tables on page 56.

2023 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

INTERNAL REVENUE CODE (“CODE”) SECTION 162(M)

Code Section 162(m) prohibits a publicly held corporation from taking a deduction for compensation paid to an NEO in excess of $1 million for any fiscal year. When consistent with the Company’s compensation philosophy and objectives, the Compensation Committee structures its compensation plans so the related compensation expense may be deductible for tax purposes. However, in light of the need to maintain flexibility in administering our executive compensation program and the recent changes in the tax law, the Compensation Committee retains discretion to recommend to the Board executive compensation that will not be deductible.

Compensation Governance Matters

Recoupment Policy

The Compensation Committee believes if the Company is required to prepare an accounting restatement because of misconduct or a material error, incentive payouts based on the original results should be revised. Therefore, the Board adopted a formal recoupment policy applicable to incentive compensation awards. The policy authorizes the Company to recover incentive payouts if those payouts are based on performance results subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts. If willful or negligent misconduct or material error results in a restatement of financial results, the Compensation Committee may recommend that the Board either require forfeiture of incentive awards or seek to recover appropriate portions of the executive officer’s compensation for the relevant period, in addition to other disciplinary actions that might be appropriate based on the circumstances.

Effective February 5, 2020, the Compensation Committee expanded this policy to allow up to three years of incentive compensation to be subject to recovery for detrimental conduct, which includes:

•	The commission of an act of fraud, misappropriation or embezzlement in the course of employment;

•	The commission of a criminal act, whether or not in the workplace, that in the Board’s sole discretion, constitutes a felony or crime of comparable magnitude;

•	The material violation of any applicable restrictive covenant (including, but not limited to, non-solicitation, non-compete or non-disclosure covenants);

•

The willful and material breach of a Covered Person’s obligations under the Company’s Code of Conduct relating to compliance with law or regulations giving rise to dismissal under the Code of Conduct or termination for Cause; or

•	Any act or omission involving willful misconduct resulting in such Covered Person’s termination for cause.

The Board, in its discretion, would determine when the need for a recoupment is triggered, to whom the recoupment would apply, the amount subject to recoupment and the recoupment mechanism.

Stock Ownership Guidelines

The Board has implemented stock ownership guidelines for the Company’s executive officers. The guidelines require executive officers to own shares and achieve set ownership levels based on a formula designated as a multiple of salary within a target timeframe of five years from their employment date or date of promotion, as described within the program guidelines. The value for each executive’s ownership level is determined by using the average closing share price over the prior calendar year. This methodology aligns with current competitive practices within the peer group based on market data provided by Meridian.

The objectives of our stock ownership guidelines are to:

•	Strengthen alignment of the executives’ financial interests with those of shareholders;

•	Enhance executive long-term perspective and focus on shareholder value growth;

•	Reinforce “pay at risk” philosophy and provide an additional basis for sharing in Company success or failure as reflected in shareholder returns; and

•	Align Company practice with corporate governance best practices.

46

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Each year at the February meeting, the Compensation Committee reviews the ownership levels to assure adherence to the guidelines. In 2023, the Compensation Committee conducted its annual review to assess whether each officer was at or moving toward the required ownership level for his or her position. The Compensation Committee determined all NEOs were in compliance with the ownership guidelines.

The specific ownership targets and certain other components of the guidelines are as follows:

Requirement	Ownership Definition	Retention Requirement
• CEO—5 times salary • PRES—4 times salary • EVP & SVPs—2.5 times salary • VPs—1 times salary	• Direct holding and family holdings • Shares held in 401(k) • Shares held in Executive Deferred Compensation Account • Unvested time-based RSUs	Officers must retain 50% of the net shares received upon restricted stock release or issuance of performance shares earned until this required ownership level is achieved

Based on the guideline definition of ownership after the change in requirements, the following chart shows the required ownership level for each NEO and the number of shares owned as of March 1, 2023.

	Ownership Level	Required	Owned	Met
D. P. Vermillion	5x	100,663	133,303	Met
M. T. Thies	2.5x	28,126	147,224	Met
H. L. Rosentrater	2.5x	23,389	24,627	Met
J. R. Thackston	2.5x	22,205	31,274	Met
K. J. Christie	2.5x	21,080	25,996	Met

Anti-Hedging and Anti-Pledging Policy

All directors, NEOs, and other officers are prohibited from purchasing any financial instrument designed to hedge or offset any decrease in the market value of the Company shares, including, but not limited to, short-sales, zero-cost collars and forward sales contracts.

All directors, NEOs and other officers are prohibited from pledging Company shares.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board reviewed and discussed the CD&A with management, and based on such review and discussions, the Compensation Committee recommended to the Board the CD&A be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” relationships SEC regulations or NYSE listing standards would require to be disclosed in this proxy statement.

Members of the Compensation Committee of the Board

Scott Maw—Chair	Rebecca Klein	Jeffry Philipps

2023 PROXY STATEMENT	47

EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

The Summary Compensation Table (“SCT”) below provides summary compensation information for our NEOs: the CEO, the CFO, and the three other most highly compensated executive officers who were serving as such on December 31, 2022:

Summary Compensation Table — 2022

Name and Principal Position	Year	Salary(1)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)
D. P. Vermillion President & CEO	2022	$838,077	$2,923,157	$951,228	N/A	$32,917	$4,745,379
	2021	$769,038	$1,986,445	$855,587	$905,751	$60,718	$4,577,539
	2020	$737,693	$1,778,775	$184,423	$2,290,317	$12,875	$5,004,033
M. T. Thies Executive Vice President, CFO & Treasurer	2022	$473,153	$852,877	$349,073	N/A	$18,300	$1,693,404
	2021	$461,615	$653,436	$333,818	$197,793	$17,400	$1,664,062
	2020	$452,615	$663,720	$73,550	$386,704	$17,100	$1,593,688
H. L. Rosentrater Sr. Vice President Chief Operating Officer	2022	$365,858	$572,377	$249,152	N/A	$13,725	$1,201,111
	2021	$343,462	$345,109	$229,269	$147,079	$13,050	$1,077,969
	2020	$329,385	$270,784	$48,408	$403,216	$12,825	$1,064,618
J. R. Thackston Sr. Vice President, & Chief Strategy & Clean Energy Officer	2022	$359,936	$572,377	$245,119	N/A	$16,131	$1,193,563
	2021	$343,463	$428,659	$229,270	$152,208	$15,196	$1,168,796
	2020	$332,692	$439,654	$49,904	$501,700	$14,611	$1,338,561
K. J. Christie Sr. Vice President, External Affairs and Chief Customer Officer	2022	$354,307	$572,377	$241,286	N/A	$13,725	$1,181,695
	2021	$343,461	$345,109	$229,269	$186,490	$13,050	$1,117,379
	2020	$333,462	$270,784	$50,019	$384,920	$12,825	$1,052,011

1.

Amounts earned in the applicable year; includes regular pay, paid time-off, jury duty and holiday pay. The total amounts shown in this column also include any amounts an NEO elected to defer in accordance with the EDC Plan. See the “Non-Qualified Deferred Compensation Plan” table on page 55 for more information.

2.

Values shown represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 “Compensation—Stock Compensation” for RSUs and performance share awards granted in each of the years reported. Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s audited financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC. In the case of performance share awards tied to TSR, the amounts reported in the Stock Awards column represent the aggregate grant date fair value of the target number of performance shares that may become vested if the applicable performance criteria are satisfied and computed in accordance with ASC 718. The aggregate grant date fair value for the target number of performance shares was calculated by using a Monte Carlo simulation, which produces a probable value for the awards. All performance share awards vest at the end of the vesting term, however the number of shares delivered vary based upon the attained level of performance and may range from 0 to 2.0 times the target number of performance shares awarded. For the 2022 performance share grant, if the maximum level of performance is achieved and using the closing stock price of $44.34 as reported on December 30, 2022, to calculate the value and add the dividend equivalents using an annual amount of $1.76 per share as declared in 2022 multiplied by three years, then the value of the payouts would be: Mr. Vermillion $4,380,851; Mr. Thies $1,278,211; Ms. Rosentrater $857,831; Mr. Thackston $857,831; and Mr. Christie $857,831.

3.	Amounts shown represent the annual short-term cash incentive awards paid in 2023 earned by our NEOs for 2022 performance in accordance with the 2022 Cash Incentive Plan.

4.

Any increase in the present value of the accrued pension benefit at normal retirement age (the earliest age at which retirement benefits may be received by the NEO without any reduction in benefits) for any NEO between December 31, 2021, and December 31, 2022, is reported in this column. All NEOs experienced a decrease in the present value of their accrued pension benefits during 2022; negative values are not reported in the SCT. The present value as of December 31, 2022, utilizes the Pri-2012 mortality table with modified MP-2021 generational projection for males and females and a 6.10% discount rate for the retirement plan and a 6.19% discount rate for the SERP. Differences in the present value from year to year are attributable to increases in final average pay, additional service, discount rates fluctuations and mortality assumptions. There were no above-market earnings for the Company’s EDC Plan.

48

EXECUTIVE COMPENSATION TABLES

5.

Includes employer matching contributions under both the EDC Plan and the Investment and Employee Stock Ownership Plan (the “401(k) plan”). The Company makes matching contributions on behalf of all its employees who make regular contributions of their wages, salary, cash incentive, and overtime to the 401(k) plan during the plan year. The Company matching contribution to the 401(k) plan is equal to $0.75 for every $1.00 of regular employee contributions up to a maximum 6% of compensation for non-union employees hired prior to January 1, 2006. For non-union employees hired after that date, the Company matching contribution is equal to $1.00 for every $1.00 of regular employee contributions up to a maximum of 6% of compensation. The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant contributed the maximum allowed by law. Amounts shown in the All Other Compensation column for 2022 include the following:

Name	One-Leave Cash-Out	EDC Plan Company Match	401(k) Plan Company Match	Total All Other Compensation
D. P. Vermillion	$16,117	$3,075	$13,725	$32,917
M. T. Thies			$18,300	$18,300
H. L. Rosentrater			$13,725	$13,725
J. R. Thackston		$2,406	$13,725	$16,131
K. J. Christie			$13,725	$13,725

CEO Pay Ratio

The Compensation Committee reviewed a comparison of CEO total compensation to the total compensation of the median employee. The compensation for the CEO in 2022 was approximately 28 times the total compensation of our median employee.

In 2020 we identified the median employee by first collecting pay records on all employees from all companies within the corporation including subsidiaries, 1,922 (full-time, part-time, seasonal, and temporary), who were employed by us on December 24, 2020. To determine our median employee, we used a definition that was not annual total compensation, as shown in the 2020 Summary Compensation Table above, and instead chose “base pay rate,” which we then annualized as if all employees worked full-time and were employed for all of 2020. We identified 321 employees whose annualized base pay was within a +/-5% range of the median annualized base pay rate. Total cash compensation from 2020 was collected for each of the 321 employees to further narrow down the population. We believe the use of total cash compensation for this group of employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Less than 3% of our employees receive annual equity awards.

In 2022, we used the same median employee as for 2020 and 2021 because there were no changes in our employee population or in our employee compensation package we believe would significantly change this disclosure.

We calculated annual total compensation for the employee using the same methodology we use for our NEOs as set forth in the 2022 Summary Compensation Table above. The annual total compensation for 2022 was $4,745,379 for our CEO and $168,481 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2022 is 28 to 1.

The foregoing pay ratio disclosure, including but not limited to any assumptions, adjustments, methodologies and existing internal records used to identify our median employee, is a reasonable estimate calculated in a manner consistent with SEC Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating that employee’s annual total compensation allow companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions reflecting their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

2023 PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES

Pay vs. Performance (“PvP”) Tabular Disclosure — 2022
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our CEO and to our other NEOs and certain financial performance metrics of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

	Pay				Performance
	CEO		Average of Other NEOs		Value of $100 Initial Investment Based On:
Year (1)	SCT Total Compensation	Compensation Actually Paid (2)	SCT Total Compensation	Compensation Actually Paid (2)	Cumulative TSR	Peer Group Cumulative TSR (3)	Net Income ($M)	EPS
2022	$4,745,379	$5,290,632	$1,318,402	$1,605,440	$104	$103	$155.2	$2.12
2021	$4,577,539	$3,485,983	$1,257,052	$1,082,031	$96	$103	$147.3	$2.10
2020	$5,004,033	$2,234,759	$1,173,361	$241,559	$87	$86	$129.5	$1.90

1.
The CEO in all three reporting years is Dennis Vermillion. The other NEOs in the 2022 and 2021 reporting years are: Mark Thies, Jason Thackston, Heather Rosentrater, and Kevin Christie. The other NEOs in the 2020 reporting year are Mark Thies, Jason Thackston, Marian Durkin (ret.), Kevin Christie, and Heather Rosentrater.

2.
Amounts reported in this column are based upon total compensation reported for our CEO and our other NEOs in the Summary Compensation Table for the indicated reporting years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

	2020		2021		2022
	CEO	Other NEOs	CEO	Other NEOs	CEO	Other NEOs

Summary Compensation Table Reported Compensation	$5,004,033	$1,173,361	$4,577,539	$1,257,052	$4,745,379	$1,318,402

Deduct: SCT reported change in pension value	$(2,290,317)	$(335,308)	$(905,751)	$(170,893)	$—	$—

Add : “CAP” pension value	$985,475	$73,716	$6,658	$118,549	$3,813	$115,378

Deduct: Grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY	$(1,778,775)	$(432,640)	$(1,986,445)	$(443,078)	$(2,923,157)	$(642,502)

Deduct : For any awards granted in any prior FY forfeited during the covered FY, the fair value at the end of the prior FY	$—	$(10,089)	$—	$—	$—	$—

Add: Fair values as of the end of the covered FY of all equity awards granted during the covered FY outstanding and unvested as of the end of such covered FY	$798,823	$154,306	$1,865,542	$416,058	$2,626,495	$577,278

Add : The change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY outstanding and unvested as of the end of such covered FY	$(249,034)	$(176,959)	$(192,645)	$(63,103)	$268,274	$61,234

Add : For awards granted and vested in the same FY, the fair value as of the vesting date	$109,542	$23,708	$179,733	$40,100	$217,488	$63,451

Add: The change in fair value (whether positive or negative) as of the vesting date of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	$(410,431)	$(250,148)	$(197,784)	$(108,165)	$119,893	$60,392

Add : The dollar value of any dividends or other earnings paid on stock or option awards in the covered FY prior to the vesting date not otherwise reflected in the fair value of such award	$65,443	$21,612	$139,135	$35,511	$232,446	$51,807

Total Compensation Actually Paid	$2,234,759	$241,559	$3,485,983	$1,082,031	$5,290,632	$1,605,440

3.	Amounts reported in this column represent returns on an initial $100 investment in the S&P 400 Utilities Index, which we chose as peer group for purposes of the PvP table.

50

EXECUTIVE COMPENSATION TABLES

Most Important Measures Linking Avista NEO Pay to Performance — 2022
The following are the most important financial and
non-financial
performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year.

•	EPS

•	3-Year Relative TSR

•	Net Income
Compensation Actually Paid vs. Most Important Measures — 2022
The graphs below describe the relationship between compensation actually paid to our NEOs and the Company’s cumulative Total Shareholder Return, net income, and EP
S f
or the indicated years. In addition, the graph of CAP vs. TSR below compa re
s the Company’s cumulative TSR and our peer group cumulative TSR.

2023 PROXY STATEMENT	51

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards — 2022

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(4) (#)	Awards(5) ($)
D. P. Vermillion
Annual Cash Award	02/03/22	$510,000	$850,000	$1,275,000
Performance Award	02/03/22				8,829	22,072	44,144		1,294,964
Performance Award	02/03/22				8,829	22,072	44,144		976,907
Restricted Stock Units	02/03/22							14,715	651,286
M. T. Thies
Annual Cash Award	02/03/22	$185,250	$308,750	$463,125
Performance Award	02/03/22				2,576	6,440	12,880		377,835
Performance Award	02/03/22				2,576	6,440	12,880		285,034
Restricted Stock Units	02/03/22							4,293	190,008
H. L. Rosentrater
Annual Cash Award	02/03/22	$142,200	$237,000	$355,500
Performance Award	02/03/22				1,729	4322	8,644		253,572
Performance Award	02/03/22				1,729	4322	8,644		191,292
Restricted Stock Units	02/03/22							2,881	127,513
J. R Thackston
Annual Cash Award	02/03/22	$135,000	$225,000	$337,500
Performance Award	02/03/22				1,729	4,322	8,644		253,572
Performance Award	02/03/22				1,729	4,322	8,644		191,292
Restricted Stock Units	02/03/22							2,881	127,513
K. J. Christie
Annual Cash Award	02/03/22	$128,160	$213,600	$320,400
Performance Award	02/03/22				1,729	4,322	8,644		253,572
Performance Award	02/03/22				1,729	4,322	8,644		191,292
Restricted Stock Units	02/03/22							2,881	127,513

1.	The grant date is the date the Compensation Committee and/or the Board approves the grant of performance share awards, RSUs or non-equity incentive awards.

2.

Potential annual cash incentive awards granted to NEOs for 2022 performance in accordance with the 2022 Cash Incentive Plan. The amounts actually paid to our NEOs for 2022 performance appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See the CD&A for further explanation.

3.

Performance share awards are granted under the LTIP and vest over a three-year period. The number of shares earned at the end of the three-year performance period depends on the level of performance achieved. See the CD&A for further explanation.

4.

In 2022, all of our NEOs were awarded RSUs under the LTIP that vest over a three-year period. One-third of the shares vest and shares are issued on an annual basis, provided that the NEO is employed on the last day of the vesting period. Dividend equivalents accrue on the unvested RSUs and are paid in cash at the same time the underlying RSUs vest. Therefore, if an NEO’s employment ends prior to the last day of the vesting period, no RSUs or dividend equivalents are earned or paid.

5.

The amounts shown for the grant date fair value of the target number of performance share awards tied to TSR were calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s audited financial statements for the year ended December 31, 2022, included in the Company’s Form 10-K filed with the SEC on February 22, 2023. The grant date fair value for the target number of performance shares tied to TSR was calculated using a Monte Carlo simulation to produce a probable value for the awards, which resulted in a fair value per share higher than the closing price per share on the grant date.

Employment Agreements

We currently do not have employment agreements with our NEOs, except for Mr. Thies. Please refer to the “Pension Benefits” Table on page 54 for a discussion of the provisions that relate to the grant of additional vesting service credit for pension purposes, and to the “Potential Payments upon Termination or Change in Control” discussion on page 56, for a discussion of the change in control provisions.

52

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Year-End—2022(1)

		Stock Awards

Name	Date of Grant	Number of Shares or Units of Stock Not Vested(2) (#)	Market Value of Shares or Units of Stock Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights Not Vested(4) ($)
D. P. Vermillion	02/04/21			38,072	1,688,112
D. P. Vermillion	02/04/21	4,230	187,558
D. P. Vermillion	02/03/22			44,144	1,957,345
D. P. Vermillion	02/03/22	9,810	434,975
M. T. Thies	02/04/21			12,524	555,314
M. T. Thies	02/04/21	1,391	61,677
M. T. Thies	02/03/22			12,880	571,099
M. T. Thies	02/03/22	2,862	126,901
H. L. Rosentrater	02/04/21			6,614	293,265
H. L. Rosentrater	02/04/21	734	32,546
H. L. Rosentrater	02/03/22			8,644	383,275
H. L. Rosentrater	02/03/22	1,920	85,133
J. R. Thackston	02/04/21			8,216	364,297
J. R. Thackston	02/04/21	912	40,438
J. R. Thackston	02/03/22			8,644	383,275
J. R. Thackston	02/03/22	1,920	85,133
K. J. Christie	02/04/21			6,614	293,265
K. J. Christie	02/04/21	734	32,546
K. J. Christie	02/03/22			8,644	383,275
K. J. Christie	02/03/22	1,920	85,133

1.	All of the 2020-2022 awards were settled at the end of 2022. Please see the “Stock Vested 2022” table on page 54 for more information.

2.

Number of time-based RSUs unvested as of December 31, 2022. (RSUs vest and shares are issuable over a three-year period, provided the NEO remains employed on the last day of each year of the vesting period.)

3.	The market value of RSUs is based on the closing stock price ($44.34) as reported on December 30, 2022.

4.

Performance share awards reflect the number of performance shares at the target performance level. The market value is based on the closing stock price ($44.34) as reported on December 30, 2022. The value for the 2021 performance share award is shown at the target level (100%) based on results (less than target) for the first two years of the 2020-2022 performance period. The value for the 2022 performance share awards are shown at the target level (100%) based on results (less than target) for the first year of the 2022-2024 performance period.

2023 PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES

Stock Vested—2022

	Stock Awards(1)(2)
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
D. P. Vermillion	13,815	(1)	$583,822
D. P. Vermillion	—	(2)	$—
D. P. Vermillion	2,729	(3)	$122,232
D. P. Vermillion	4,230	(3)	$189,462
D. P. Vermillion	4,905	(3)	$219,695
M. T. Thies	5,155	(1)	$217,850
M. T. Thies	—	(2)	$—
M. T. Thies	1,018	(3)	$45,596
M. T. Thies	1,391	(3)	$62,303
M. T. Thies	1,431	(3)	$64,094
H. L. Rosentrater	2,104	(1)	$88,915
H. L. Rosentrater	—	(2)	$—
H. L. Rosentrater	415	(3)	$18,588
H. L. Rosentrater	734	(3)	$32,876
H. L. Rosentrater	961	(3)	$43,043
J. R. Thackston	3,415	(1)	$144,318
J. R. Thackston	—	(2)	$—
J. R. Thackston	674	(3)	$30,188
J. R. Thackston	913	(3)	$40,893
J. R. Thackston	961	(3)	$43,043
K. J. Christie	2,104	(1)	$88,915
K. J. Christie	—	(2)	$—
K. J. Christie	415	(3)	$18,588
K. J. Christie	734	(3)	$32,876
K. J. Christie	961	(3)	$43,043

1.

For the performance period ended December 31, 2022, our TSR placed us in the 55th percentile of companies included in our peer group, which resulted in issuing 112.5% of the performance shares granted in 2020 for the 2020-2022 performance period and the related dividend equivalents. Value is based on the closing stock price ($42.26) as reported on January 10, 2023, the day the Compensation Committee certified the performance target was met and the shares were issuable. Dividend equivalents were paid in cash at the same time the underlying performance shares vested.

2.

For the performance period ended December 31, 2022, our cumulative EPS was $6.12 for the three-year performance period, which resulted in issuing 0% of the performance shares granted in 2020 for the 2020-2022 performance period and no related dividend equivalents.

3.

Our NEOs were granted RSUs in 2020, 2021 and 2022. One-third of each grant vests each year if an NEO remains employed on December 31. Therefore, one-third of each grant vested. Our NEOs received the last one-third of their RSUs granted in 2020 and one-third of their RSUs granted in 2021 and 2022. The value of all RSUs vested on December 31, 2022, is based on the closing stock price ($44.79) as reported on January 3, 2022, the day on which the shares were issuable to the recipient. Dividend equivalents were paid in cash at the same time the underlying RSUs vested.

Pension Benefits—2022

The table below reflects benefits accrued under the Retirement Plan for Employees and the two SERPs (for purposes of the discussion below, we refer to both the pre-2005 SERP and the post-2004 SERP as the “SERP”) for our NEOs. The Company’s Retirement Plan for Employees provides a retirement benefit based upon employees’ compensation and years of credited service. The retirement benefit under the Retirement Plan is based on a participant’s final average annual base salary for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for our NEOs is the amount under “Salary” in the Summary Compensation Table on page 48.

54

EXECUTIVE COMPENSATION TABLES

The SERP provides additional pension benefits to executive officers of the Company, who have attained the age of 55 and a minimum of 15 years of vesting service with the Company. The SERP is intended to provide benefits to executive officers whose pension benefits under the Company’s Retirement Plan are reduced due to the application of limitations on qualified plans under the Code and the deferral of salary pursuant to the EDC Plan. When combined with the Retirement Plan, the SERP will provide benefits to executive officers, other than our CEO, who retire at age 62 or older, of 2.5% of the final average annual base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. When combined with the Retirement Plan, the SERP will provide higher benefits to our CEO, if he retires on or after age 65, of 3% of final average base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. Benefits will be reduced for executives who retire before age 62. Reductions are either 4% or 5% for each year of retirement before age 62 as prescribed in the Retirement Plan.

Name	Plan Name		Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Year ($)
D. P. Vermillion	Retirement Plan		34.83	$1,839,353	$—
	SERP—pre 2005	(2)	16.83	$229,806	$—
	SERP 2005+	(3)	30.00	$4,617,044	$—
M. T. Thies(4)	Retirement Plan		14.25	$514,994	$—
	SERP—pre 2005	(2)	N/A	N/A	$—
	SERP 2005+	(3)	14.25	$1,092,676	$—
H. L. Rosentrater	Retirement Plan		19.92	$566,820	$—
	SERP—pre 2005	(2)	N/A	N/A	$—
	SERP 2005+	(3)	19.92	$336,068	$—
J. R. Thackston	Retirement Plan		26.50	$1,022,486	$—
	SERP—pre 2005	(2)	N/A	N/A	$—
	SERP 2005+	(3)	26.50	$760,493	$—
K. J. Christie	Retirement Plan		17.50	$690,132	$—
	SERP—pre 2005	(2)	N/A	N/A	$—
	SERP 2005+	(3)	17.50	$533,827	$—

1.

SERP participants are limited to a maximum of 30 years of credited service under the SERP no matter how many years of service they actually have with the Company. Mr. Vermillion’s credited service under the SERP 2005+ Plan has reached the maximum of 30 years. This column represents number of years of benefit service.

2.-3.

Effective January 1, 2005, the SERP was modified to comply with requirements of Code Section 409A. This plan is noted as SERP 2005+. The plan prior to this date, SERP pre-2005, is grandfathered and is not subject to Code Section 409A. SERP pre-2005 benefits were frozen as of December 31, 2004.

4.

Mr. Thies received a “two for one” credit for vesting service only for each completed year of full-time service from year six through year ten (employment service). Once Mr. Thies completed his twelfth year of employment, his vesting credit now accumulates year-for-year based on actual service for any future years.

Non-Qualified Deferred Compensation Plan — 2022

The following table shows the non-qualified deferred compensation activity for our NEOs accrued through December 31, 2022:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year (Company Match)(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
D. P. Vermillion	$2,000	$3,075	$668,193	$—	$2,563,778
J. R. Thackston	$183,295	$2,406	$152,003	$—	$807,801

1.

Eligible employees may elect to defer up to 75% of their base annual salary and up to 100% of their annual bonus. This column represents deferrals of this compensation during the last year. See the Summary Compensation Table on page 48 for further explanation.

2.

The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant contributed up to the limit set forth in Code Section 402(g) for the plan year. See “All Other Compensation” column of the Summary Compensation Table on page 48 for further explanation.

3.

Earnings reflect the market returns of the NEO’s investment allocations. The earnings accrued for deferred compensation are determined by actual earnings of Avista common stock and selected mutual funds. None of the earnings are included as compensation on the Summary Compensation Table since none are above market earnings. The Compensation Committee selects the mutual funds available for investment under the EDC Plan, and the participants may allocate their accounts among these investments, including Avista common stock.

2023 PROXY STATEMENT	55

EXECUTIVE COMPENSATION TABLES

Potential Payment Upon Termination or Change in Control (“CIC”)

Effective January 1, 2020, the Company’s new CIC Plan covers all NEOs and replaced individual CIC agreements in effect on December 31, 2019 for our NEOs who had such agreements. Under the new CIC Plan, the cash component is paid in a lump sum and is based on a multiple of the sum of base salary and annual bonus. No participant in the CIC Plan is eligible to receive cash severance in excess of the sum of (i) pro-rated annual bonus plus (ii) a multiple greater than three times base salary and annual bonus. The CIC Plan has a double trigger providing for a severance payment only upon the occurrence of both a CIC and a termination of the NEO’s employment within two years thereafter either by the Company without “Cause” or by the NEO for “Good Reason” (each as defined in the CIC Plan). Good Reason with a material diminution in the executive officer’s authority, duties or responsibilities material diminution in the executive’s annual salary or bonus opportunity, or material relocation of the executive officer’s principal place of employment by more than 50 miles.

The CIC Plan also provides compensation and benefits to our NEOs during employment following a CIC of the Company. Pursuant to the terms of the CIC Plan, during the two years following a CIC of the Company, an NEO will receive an annual base salary no less than as in effect immediately prior to the CIC. In addition, each NEO will receive an annual bonus no less than the NEO’s target annual bonus as in effect immediately prior to the CIC.

If employment is terminated by the Company without Cause or by such executive officer for Good Reason during the first two years after a CIC, the executive officer will receive: (i) the earned but unpaid base salary due to such executive officer as of the date of termination; (ii) any earned but unpaid annual bonus; (iii) any accrued, unused vacation pay; (iv) a pro-rated target annual bonus due to such executive officer for the portion of the year worked prior to the termination; (v) a lump sum payment equal to two or three times (depending on the officer’s level) the sum of the NEO’s annual base salary and the target annual bonus; and (vi) reimbursement of COBRA continuation coverage premiums for up to 18 months.

For Code Sections 280G and 4999 and excise taxes thereunder, the CIC Plan provides no gross up for such taxes. The CIC Plan provides that the NEO will receive the greater of, on an after-tax basis, the full amount of CIC benefits subject to the excise tax or a reduced amount equal to the maximum amount of CIC benefits that could be paid without triggering the 280G excise tax.

The excise tax amount in the tables below is based on the Company’s estimate of the individual’s liabilities under Code Sections 280G and 4999, assuming the NEO was terminated in connection with a CIC on December 31, 2022.

The Board may amend or terminate the CIC Plan at any time, provided any amendment or termination will not take effect for 12 months following the date of such Board action. The Board may not, prior to a CIC, amend the Plan in a manner adversely affecting any participant’s eligibility to participate in the CIC Plan or payments or benefits thereunder.

If employment terminates for any reason other than for retirement, death or disability during a performance cycle, all performance-based awards are forfeited. If employment terminates due to retirement, death or disability, the payment amount is still determined at the end of the three-year performance cycle and is prorated based on the number of months of active service during the cycle. If employment terminates in connection with a CIC, RSUs are fully accelerated and performance shares have prorated acceleration based on target performance.

56

EXECUTIVE COMPENSATION TABLES

The charts below assume a CIC occurred and a termination thereafter occurred on December 31, 2022.

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Dennis P. Vermillion
President & CEO
Compensation Components
Severance(2)	$5,950,000	$—	$—	$—	$—	$—
Value of Accelerated Equity(3)	$3,518,946	$—	$3,159,368	$3,159,368	$3,159,368	$—
Retiree Medical(4)	$—	$—	$—	$—	$—	$—
Health Benefits(5)	$45,408	$—	$—	$—	$—	$—
Death Benefit(6)	$—	$—	$—	$1,700,000	$—	$—
Supplemental Disability Benefit(7)	$—	$—	$—	$—	$1,647,836	$—
Section 280G Tax Gross-Up	$—	$—	$—	$—	$—	$—

Total	$9,514,354	$—	$3,159,368	$4,859,368	$4,807,204	$—

1.	All scenarios assume termination occurred on December 30, 2022, and a stock price of $44.34, the closing price of Company stock on that date.

2.	Amount equals three times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.

3.

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividend equivalents (granted in 2020, 2021 and 2022) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

4.	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

5.	Payment by the Company for continued health coverage is for 18 months based on 2022 amounts.

6.	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.

7.

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.19% and the Pri-2012 mortality table with modified MP-2021 generational projection for males and females.

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Mark T. Thies
Executive Vice President, CFO & Treasurer
Compensation Components
Severance(2)	$2,660,000	$—	$—	$—	$—	$—
Value of Accelerated Equity(3)	$1,164,650	$—	$1,056,805	$1,056,805	$1,056,805	$—
Retiree Medical(4)	$—	$—	$—	$—	$—	$—
Health Benefits(5)	$33,648	$—	$—	$—	$—	$—
Death Benefit(6)	$—	$—	$—	$950,000	$950,000	$—
Supplemental Disability Benefit(7)	$—	$—	$—	$—	$820,070	$—
Section 280G Tax Gross-Up	$—	$—	$—	$—	$—	$—

Total	$3,858,298	$—	$1,056,805	$2,006,805	$2,826,875	$—

1.	All scenarios assume termination occurred on December 30, 2022, and a stock price of $44.34, the closing price of Company stock on that date.

2.	Amount equals three times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.

3.

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2020, 2021 and 2022) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

4.	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

5.	Payment by the Company for continued health coverage is for 18 months based on 2022 amounts.

6.	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.

2023 PROXY STATEMENT	57

EXECUTIVE COMPENSATION TABLES

7.

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.19% and the Pri-2012 mortality table with modified MP-2021 generational projection for males and females.

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Heather L. Rosentrater
Senior Vice President, Chief Operating Officer
Compensation Components
Severance(2)	$1,501,000	$—	$—	$—	$—	$—
Value of Accelerated Equity(3)	$612,271	$—	$543,613	$543,613	$543,613	$—
Retiree Medical(4)	$—	$—	$—	$—	$—	$—
Health Benefits(5)	$45,408	$—	$—	$—	$—	$—
Death Benefit(6)	$—	$—	$—	$790,000		$—
Supplemental Disability Benefit(7)	$—	$—	$—	$—	$1,164,579	$—
Section 280G Tax Gross-Up	$—	$—	$—	$—	$—	$—

Total	$2,158,679	$—	$543,613	$1,333,613	$1,708,192	$—

1.	All scenarios assume termination occurred on December 30, 2022, and a stock price of $44.34, the closing price of Company stock on that date.

2.	Amount equals two times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.

3.

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2020, 2021 and 2022) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

4.	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

5.	Payment by the Company for continued health coverage is for 18 months based on 2022 amounts.

6.	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.

7.

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.19% and the Pri-2012 mortality table with modified MP-2021 generational projection for males and females.

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Jason R. Thackston
Senior Vice President & Environmental Compliance Officer
Compensation Components
Severance(2)	$1,425,000	$—	$—	$—	$—	$—
Value of Accelerated Equity(3)	$771,467	$—	$699,487	$699,487	$699,487	$—
Retiree Medical(4)	$—	$—	$—	$—	$—	$—
Health Benefits(5)	$45,408	$—	$—	$—	$—	$—
Death Benefit(6)	$—	$—	$—	$750,000	$—	$—
Supplemental Disability Benefit(7)	$—	$—	$—	$—	$862,022	$—
Section 280G Tax Gross-Up	$—	$—	$—	$—	$—	$—
Total	$2,241,875	$—	$699,487	$1,449,487	$1,561,509	$—

1.	All scenarios assume termination occurred on December 30, 2022, and a stock price of $44.34, the closing price of Company stock on that date.

2.	Amount equals two times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.

3.

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2020, 2021 and 2022) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

58

EXECUTIVE COMPENSATION TABLES

4.	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

5.	Payment by the Company for continued health coverage is for 18 months based on 2022 amounts.

6.	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.

7.

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.19% and the Pri-2012 mortality table with modified MP-2021 generational projection for males and females.

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Kevin J. Christie
Senior Vice President, External Affairs and Chief Customer Officer
Compensation Components
Severance(2)	$1,352,800	$—	$—	$—	$—	$—
Value of Accelerated Equity(3)	$612,271	$—	$543,613	$543,613	$543,613	$—
Retiree Medical(4)	$—	$—	$—	$—	$—	$—
Health Benefits(5)	$45,408	$—	$—	$—	$—	$—
Death Benefit(6)	$—	$—	$—	$712,000	$—	$—
Supplemental Disability Benefit(7)	$—	$—	$—	$—	$738,925	$—
Section 280G Tax Gross-Up	$—	$—	$—	$—	$—	$—
Total	$2,010,479	$—	$543,613	$1,255,613	$1,282,538	$—

1.	All scenarios assume termination occurred on December 30, 2022, and a stock price of $44.34, the closing price of Company stock on that date.

2.	Amount equals two times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.

3.

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2020, 2021 and 2022) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

4.	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

5.	Payment by the Company for continued health coverage is for 18 months based on 2022 amounts.

6.	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.

7.

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.19% and the Pri-2012 mortality table with modified MP-2021 generational projection for males and females.

2023 PROXY STATEMENT	59

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3: Advisory Vote on Executive Compensation

What are you voting on?	Shareholders are being asked to approve, on an advisory basis, the compensation of the Company’s NEOs.

Voting Recommendation:	The Board unanimously recommends a vote FOR this proposal and urges beneficial owners, if they are not the record holders, to instruct their brokers or other nominees to vote for Proposal 3.

As required by the Exchange Act, the Board is submitting a separate resolution, to be voted on by shareholders in a non-binding vote, approving, on an advisory basis, the Company’s executive compensation.

The text of the resolution in respect of this Proposal 3 is as follows:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement, pursuant to the compensation disclosure rules of the SEC, under the “CD&A,” “Executive Compensation Tables” and the related narrative disclosure.”

The Board recommends a vote for this resolution. As described in this proxy statement under the CD&A, the Company’s compensation program is designed to focus Company executives on the achievement of specific annual, long-term and strategic goals set by the Company. The goals are structured to align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The following features of the compensation structure reflect this approach:

•	Executive compensation programs have both short and long-term components.

•	Annual cash incentive components focus on both the actual results and the sustainability and quality of those results.

•	The total compensation program does not provide for guaranteed bonuses and has multiple performance measures.

•

The Company only has one executive employment agreement in place, which is with Mark T. Thies. This agreement does not contain guarantees for salary increases, non-performance-based bonuses or equity compensation.

•

The Company has a recoupment policy that authorizes the Board to recover incentive payouts based on performance results that are subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts. The recoupment policy includes up to three years of incentive compensation if an officer engages in detrimental conduct.

•	The CIC Plan, effective January 1, 2020, replaced individual CIC agreements for current officers who had such agreements and the tax gross-up provision was removed.

The Board believes the Company’s current executive compensation program properly focuses our executives on the achievement of specific annual, long-term and strategic goals. The Board also believes the Company’s executive compensation program properly aligns the executives’ interests with those of shareholders.

Shareholders are urged to read the CD&A section of this proxy statement, which discusses in greater detail how the Company’s compensation program implements the specific goals set by the Company.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs.

Although the advisory vote on Proposal 3 is non-binding, the Board and the Compensation Committee will review the results of the vote and, consistent with our record of shareholder engagement, are expected to take the outcome of the vote into consideration, along with other relevant factors, in determining future executive compensation and the frequency of such advisory votes.

60

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposal 4: Advisory Vote on Frequency of Advisory Votes on Executive Compensation

What are you voting on?	Shareholders are being asked to approve, on an advisory basis, the frequency of advisory votes on compensation of the Company’s NEOs.

Voting Recommendation:

The Board unanimously recommends a vote to conduct an advisory (non-binding) vote on executive compensation every year and urges beneficial owners, if they are not the record holders, to instruct their brokers or other nominees to vote for an advisory (non-binding) vote on executive compensation every year.

As required by the Exchange Act, the Board is submitting a separate resolution, to be voted on by shareholders in a non-binding vote, recommending whether a non-binding vote, approving, on an advisory basis, the Company’s executive compensation should occur every one, two or three years, as indicated by the frequency receiving the greatest number of votes.

The text of the resolution in respect of this Proposal 4 is as follows:

“Resolved, that the shareholders recommend, in a non-binding vote, whether a non-binding shareholder vote to approve the compensation of the Company’s NEOs should occur every one, two or three years, as indicated by the frequency receiving the greatest number of votes.”

The Board believes giving the shareholders the right to cast an advisory vote every year to approve or disapprove of the executive compensation program is a good corporate practice and is in the best interest of the Company’s shareholders. Accordingly, the Board recommends the shareholders vote in favor of an annual advisory vote on the Company’s executive compensation program.

The Board recommends a vote to conduct an advisory (non-binding) vote on executive compensation every year.

Although the advisory vote on Proposal 4 is non-binding, the Board and the Compensation Committee will review the results of the vote and, consistent with our record of shareholder engagement, are expected to take the outcome of the vote into consideration, along with other relevant factors, in determining future executive compensation and the frequency of such advisory votes.

2023 PROXY STATEMENT	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of common stock of the Company held beneficially, as of March 1, 2023, by (i) each director and nominee, (ii) each of our NEOs in the Summary Compensation Table, (iii) all current directors and executive officers as a group and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of our common stock. No director or executive officer owns in excess of 1% of the stock of any indirect subsidiaries of the Company. None of the directors or NEOs has pledged Company common stock as security. As of March 1, 2023, there were 71,594,180 shares of common stock outstanding.

Beneficial ownership, as shown below under the heading “Shares Beneficially Owned,” was determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon the exercise of an option or warrant or the vesting of an equity award) within 60 days of the date as of which the information is provided. Shares shown under the heading “Other” are not considered beneficially owned in accordance with Rule 13d-3 but are considered by the Company in determining whether an individual has met the Company’s share ownership guidelines. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the table may not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in footnotes to the table, the persons named in the table have sole voting and investment power for all shares of common stock shown as beneficially owned by them.

62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name	Shares Beneficially Owned				Other	Total	Percent of Class
	Direct	Indirect		Deferred Shares(1)	RSUs Not Yet Vested(2)

Directors and NEOs

Julie A. Bentz	3,482					3,482	*

Kristianne Blake	12,323			2,519		14,842	*

Donald C. Burke	25,116					25,116	*

Kevin J. Christie	15,815	3,169	(3)		5,585	24,569	*

Rebecca A. Klein	16,604					16,604	*

Sena M. Kwawu	5,033					5,033	*

Scott H. Maw	20,059					20,059	*

Scott L. Morris	124,488					124,488	*

Jeffry L. Philipps	7,607					7,607	*

Heather L. Rosentrater	17,346	695			6,586	24,627	*

Heidi B. Stanley	17,957	9,248	(4)			27,205	*

Jason R. Thackston	25,513				5,761	31,274	*

Mark T. Thies	132,755	5,751	(5)		8,718	147,224	*

Dennis P. Vermillion	99,986	112	(3)		33,155	133,253	*

Janet D. Widmann	16,858					16,858	*

All directors and executive officers as a group, including those listed above (23 individuals)	590,359	25,119		5,874	94,124	715,476	*

5% Beneficial Owners

BlackRock, Inc.(6)	13,682,642					13,682,642	18.5%

State Street Corporation(7)	12,100,235					12,100,235	16.4%

The Vanguard Group, Inc.(8)	9,169,360					9,169,360	12.4%

*	As of March 1, 2023, the officers and directors as a group hold less than 1% of the shares outstanding.

1.	Shares deferred under the EDC Plan or under the former Non-Employee Director Stock Plan.

2.

Time-based RSUs granted to executive officers but not yet vested. RSUs vest in three equal annual increments, provided the officer remains employed by the Company. If the employment of an executive officer terminates, all unvested shares are forfeited.

3.	Shares held in the Company’s 401(k) plan.

4.	Shares held by Empire Bolt in a profit-sharing plan not administered by the Company.

5.	Shares held by Mr. Thies’ spouse, Elizabeth Thies.

6.

As shown on Schedule 13G filed with the SEC on January 26, 2023, by BlackRock, Inc., a parent holding company, the beneficial owner has sole voting power over 13,538,578 shares and sole dispositive power over 13,682,642 shares. The aggregate amount beneficially owned by each reporting person is 13,682,642 shares. The mailing address of the beneficial owner is 55 East 52nd Street, New York, New York 10055.

7.

As shown on Schedule 13G filed with the SEC on February 10, 2023, jointly by State Street Corporation (“State Street”) and SSGA Funds Management, Inc. (“SSGA”), State Street reported that it held shared voting power over 11,558,079 shares and shared dispositive power over 12,100,235 shares, with an aggregate number of shares beneficially owned of 12,100,235, and SSGA reported that it held shared voting power over 8,576,892 shares and shared dispositive power over 8,591,944 shares, with an aggregate number of shares beneficially owned of 8,591,944. The mailing address of both of these entities is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

8.

As shown on Schedule 13G filed with the SEC on February 9, 2023, Vanguard has shared voting power over 90,012 shares, sole dispositive power over 9,015,136 shares and shared dispositive power over 154,224 shares. The aggregate amount beneficially owned by each reporting person is 9,169,360. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2023 PROXY STATEMENT	63

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires executive officers, directors and holders of more than 10% of the Company’s common stock file reports of their ownership and changes in their ownership of the Company equity securities with the SEC. Based solely on a review of Forms 3, 4 and 5 furnished to the Company and written representations from certain insiders that no other reports were required, the Company believes all Section 16 filing requirements applicable to these persons were completed in a timely manner.

Annual Report and Financial Statements

A copy of the Company’s 2022 Annual Report, which contains the Company’s audited financial statements, accompanies this proxy statement. Our Annual Report and this proxy statement are also posted on our web site at https://investor.avistacorp.com. This Annual Report includes our 2022 Annual Report on Form 10-K filed with the SEC (without exhibits). If you have not received or do not have access to the Annual Report, call our Investor Relations department at (509) 495-4203, and we will send a copy (without exhibits) to you without charge; or send a written request to Avista, Attn: Investor Relations Department, 1411 E. Mission Ave., Spokane, Washington 99202.

Householding

The Company understands that, if two or more beneficial owners of our common stock share the same address, the brokerage firm or other intermediary through which these shares are held may, unless contrary instructions are received from any such beneficial owner, deliver a single copy of the proxy statement, annual report and related proxy soliciting materials for all beneficial owners at that address. This procedure is called “householding.” Beneficial owners of common stock who currently receive multiple copies of the proxy statement, annual report and other proxy soliciting materials and would prefer “householding” should contact their broker. Beneficial owners subject to “householding” who would prefer to receive separate copies of the proxy soliciting materials for each beneficial owner at their address should contact their broker and revoke their consent to “householding.” Alternatively, beneficial owners may request a separate set of the proxy soliciting materials from the Company in writing sent to Avista, Investor Relations, 1411 E. Mission Avenue, Spokane, WA 99202 or by telephone at (509)-495-4203.

The Company and its transfer agent do not engage in “householding” for registered holders of common stock.

Other Business

The Board does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment(s) thereof, the individuals named in the proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

64

ADDITIONAL INFORMATION

Additional Information

About the Annual Meeting

As noted in the Notice of Annual Meeting of Shareholders, the Annual Meeting will be held “virtually,” solely by live webcast.

Why am I receiving these materials and who is soliciting my vote?

In conjunction with the 2023 Annual Meeting, the Board of Directors provided these materials to you, either over the internet or via mail. The Company, on behalf of the Board of Directors, is soliciting your proxy to vote your shares at the 2023 Annual Meeting or at any adjournment or postponement thereof. We solicit proxies to give shareholders of record an opportunity to vote on matters presented at the Annual Meeting. In the proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

What is the purpose of the meeting?

The meeting will be the Company’s regular Annual Meeting. You will be voting on the following matters at the Annual Meeting:

(1)	Election of eleven directors.

(2)	Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2023.

(3)	Advisory (non-binding) vote on executive compensation.

(4)	Advisory (non-binding) vote on frequency of advisory votes on executive compensation.

(5)	Transaction of other business that may come before the meeting or any adjournment or postponement thereof.

How does the Board recommend I vote?

The Board recommends a vote:

Proposal 1:        For the election of eleven directors.

Proposal 2:        For ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2023.

Proposal 3:        For the advisory (non-binding) vote on executive compensation.

Proposal 4:        For an advisory (non-binding) vote to conduct an advisory vote on executive compensation every year.

Who is entitled to vote at the Annual Meeting?

The Company’s common stock is the only class of securities with general voting rights. The Board has set March 10, 2023, as the record date for the Annual Meeting (the “Record Date”). Only shareholders who own common stock at the close of business on the Record Date may attend and vote at the Annual Meeting.

What are the voting rights of holders of common stock?

Each share of common stock is entitled to one vote. There is no cumulative voting. At the close of business on the Record Date, 75,284,897 shares of common stock were outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present. The presence at the virtual meeting of holders of a majority of the shares of common stock outstanding as of the Record Date or their proxies will constitute a quorum. Shares represented by proxy are deemed present for quorum purposes even if abstention is instructed or if no instructions are given. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

2023 PROXY STATEMENT	65

ADDITIONAL INFORMATION

How do I vote shares registered in my name?

If you hold shares registered in your name on the Record Date, then you, as the registered holder of those shares, may vote those shares:

Before the Annual Meeting:

•	By completing, dating and signing your proxy card and returning it to the Company by mail in the envelope provided; or

•	By telephone or through the internet, following the instructions on your proxy card.

During the Annual Meeting:

•	By following the instructions on the website for the meeting—be sure to have your 16-digit control number available.

How do I vote shares held through a broker, bank or other nominee?

If you are the beneficial owner of shares held through a broker, bank or other nominee, then you are not a record holder of these shares and may vote them only by instructing the registered holder how to vote them.

You should follow the voting instructions given to you by the broker, bank or other nominee that holds your shares. Generally, you will be able to give your voting instructions by mail, by telephone or through the internet.

The Company’s common stock is listed on the NYSE. Under NYSE rules, brokerage firms, banks and other nominees that are members of the NYSE generally have the authority to vote shares when their customers do not give voting instructions. However, NYSE rules prohibit member organizations from voting on certain types of matters without specific instructions from the beneficial owners—if a beneficial owner does not give instructions on such a matter, the member organization cannot vote on that matter. This is called a “broker non-vote.” Matters on which NYSE member organizations may not vote without instructions include the election of directors, matters relating to executive compensation and matters relating to certain corporate governance issues. For Avista, this means that NYSE member organizations may not vote on Proposals 1, 3 and 4 unless you have given instructions on how to vote. Please be sure to give specific voting instructions to any broker, bank, or other financial institution that holds your shares so your shares can be voted.

How do I vote shares held through an employee plan?

If you are the beneficial owner of shares through participation in the Company’s 401(k) plan, then you are not the record holder of these shares and may vote them only by instructing the plan trustee or agent how to vote them.

You should follow the voting instructions given to you by the trustee or agent for the 401(k) plan. Generally, you will be able to give your voting instructions by mail, by telephone or through the internet.

How can I revoke my proxy or change my vote after returning my proxy card or giving voting instructions?

If you were a registered holder as of the Record Date and returned a proxy card, you may revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of the Company. You may also change your vote by timely delivering a later-dated proxy or a later-dated vote by telephone or through the internet.

If you were not a registered holder as of the Record Date and wish to change or revoke your voting instructions, you should follow the instructions given to you by your broker, bank or other financial institution that holds your shares.

66

ADDITIONAL INFORMATION

How many votes are required to elect directors and approve the other proposals?

Proposal 1—for the election of directors, a nominee will be elected if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions or broker non-votes of any shares will have no effect on the election of a nominee since those shares will not be voted either “for” or “against” that nominee. Likewise, if you are the registered holder (and not a broker) of the shares and sign but give no instructions on the proxy card for a nominee, the shares represented by that proxy card will not be voted either “for” or “against” that nominee and will have no effect on his or her election. Shareholders may not cumulate votes in the election of directors. If an incumbent director does not receive a majority of votes cast for his/her re-election in an uncontested election, he/she would continue to serve a term that would terminate on the date that is the earliest of: (i) the date of the commencement of the term of a new director selected by the Board to fill the office held by such director, (ii) the effective date of the resignation of such director, or (iii) December 31, 2023.

Proposal 2—the proposal for ratifying the appointment of the firm of Deloitte as the independent registered public accounting firm of the Company for 2023, will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may vote on this proposal without instructions from the beneficial owner. Abstentions of any shares will have no impact on the outcome of this proposal since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card for this proposal, the shares represented by that proxy card will be voted for this proposal.

Proposal 3—the advisory (non-binding) vote on executive compensation will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes of any shares will have no impact on this proposal since those shares will not be voted at all. If you are the registered holder (and not a broker) of the shares and sign but give no instructions on the proxy card for this proposal, the shares represented by that proxy card will be voted for this proposal.

Proposal 4—the frequency (every one, two or three years) of the advisory (non-binding) vote on executive compensation receiving the greatest number of votes will be the frequency recommended by shareholders. Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes of any shares will have no impact on the outcome of Proposal 4 since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card for this proposal, the shares represented by that proxy card will be voted for an advisory (non-binding) vote on executive compensation every year.

Who pays for the proxy solicitation and how will the Company solicit votes?

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company engaged D.F. King & Co., Inc. at a cost of $8,500 plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees, and other record holders of the Company’s common stock to forward copies of the proxy soliciting materials and the Company’s 2022 Annual Report to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

Who can I contact if I have questions or need assistance in voting my shares?

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. You may also contact our Investor Relations Department at (509) 495-4203. Additionally, the SEC has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder.

2023 PROXY STATEMENT	67

2024 ANNUAL MEETING INFORMATION

2024 Annual Meeting Information

General

The 2024 Annual Meeting is currently scheduled for Wednesday, May 1, 2024. Matters to be brought before that meeting by shareholders are subject to the requirements described below.

The date of the 2024 Annual Meeting is subject to change. Any such change, and any resulting change in the dates referred to below, would be specified by the Company in a report filed with the SEC. In addition, any change in the dates referred to below resulting from a change in SEC rules or the Company’s Bylaws would be similarly reported by the Company.

Notice of Nominations and Other Business to Be Presented at Annual Meeting

Notice of nominations of directors and other business to be presented by a shareholder at the 2024 Annual Meeting must be delivered to the Company as follows:

•

Written notice of a shareholder’s intent to nominate a person for election as a director at the 2024 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 12, 2024, but not before November 14, 2023, provided, however, that if the shareholder is requesting that the nominee be included in management’s proxy soliciting materials, this notice must be delivered no later than December 14, 2023; and

•

Written notice of a shareholder’s intent to propose other business to be brought before the 2024 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 12, 2024, but not before November 14, 2023.

In any case, the written notice of the shareholder must, for the matter to be eligible to be presented at the meeting, comply with all requirements and contain all information specified in the Company’s Bylaws, without regard to whether the proposed nomination or other business is to be included in management’s proxy soliciting materials or those of any other person.

Notice of Proposals to be Included in Management’s Proxy Materials

Proposals shareholders seek to have included in management’s proxy soliciting materials must be received by the Corporate Secretary on or before December 4, 2023, and to be so included, must contain the information required by the SEC’s Rule 14a-8 and otherwise comply with SEC rules. However, in order for a proposal to be eligible to be presented at the meeting, the shareholder must also comply with all of the requirements specified in the Bylaws for nominating a person for election as a director and/or bringing other business before the meeting.

The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board,

Gregory C. Hesler

Senior Vice President, General Counsel,

Corporate Secretary and Chief Ethics/Compliance Officer

Spokane, Washington

March 28, 2023

68

AVISTA CORP. P.O. BOX 3727 SPOKANE, WA 99220-3727	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AVA2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees		For	Against	Abstain
1a.	Julie A. Bentz		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
1b.	Donald C. Burke		☐	☐	☐	2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2023.		☐	☐	☐
1c.	Kevin B. Jacobsen		☐	☐	☐
1d.	Rebecca A. Klein		☐	☐	☐	3. Advisory (non-binding) vote on executive compensation.		☐	☐	☐
1e.	Sena M. Kwawu		☐	☐	☐	4. Advisory (non-binding) vote to conduct an advisory (non-binding) vote on executive compensation every year.		☐	☐	☐
1f.	Scott H. Maw		☐	☐	☐
1g.	Scott L. Morris		☐	☐	☐	NOTE: The proxies will have discretionary authority to transact such other business as may come before the meeting or any adjournment or postponement thereof.
1h.	Jeffry L. Philipps		☐	☐	☐
1i.	Heidi B. Stanley		☐	☐	☐
1j.	Dennis P. Vermillion		☐	☐	☐
1k.	Janet D. Widmann		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

This year’s Annual Meeting will be a completely virtual meeting of shareholders. You will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via the live webcast by visiting www.virtualshareholdermeeting.com/AVA2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.
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PROXY/VOTING INSTRUCTION CARD This proxy is solicited on behalf of the Board of Directors of Avista Corporation For the Annual Meeting of Shareholders on Thursday, May 11, 2023

The undersigned hereby appoints Dennis P. Vermillion and Gregory C. Hesler, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned and vote all shares of Avista Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 11, 2023, and any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” item 2 and, if the shares represented hereby are registered in the name of the beneficial owner (and not a broker), will be voted “FOR” items 3 and 4 but will not be voted either “FOR” or “AGAINST” item 1.

If you are a participant in the Avista Investment and Employee Stock Ownership Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of that Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on May 8, 2023, the Trustee will vote the shares held in that plan in the same proportion as votes received from other participants in the plan.

Continued and to be signed on reverse side